SOLASGLAS INVESTMENTS, LP
A Cayman Islands Exempted Limited Partnership
Second Amended and Restated Exempted Limited Partnership Agreement
Dated January 7, 2021, effective as of January 1, 2021

NOTICE
NEITHER SOLASGLAS INVESTMENTS, LP (THE “PARTNERSHIP”) NOR THE LIMITED PARTNERSHIP INTERESTS THEREIN HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERING OF SUCH LIMITED PARTNERSHIP INTERESTS IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.
THE DELIVERY OF THIS LIMITED PARTNERSHIP AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY OFFER, SOLICITATION OR SALE OF INTERESTS IN THE PARTNERSHIP IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE.
THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS AND CONDITIONS SET FORTH IN THIS LIMITED PARTNERSHIP AGREEMENT.
WHILE THE PARTNERSHIP MAY TRADE COMMODITY FUTURES AND/OR COMMODITY OPTIONS CONTRACTS, THE GENERAL PARTNER IS EXEMPT FROM REGISTRATION WITH THE COMMODITY FUTURE TRADING COMMISSION (“CFTC”) AS A COMMODITY POOL OPERATOR (“CPO”) PURSUANT TO CFTC RULE 4.13(a)(3) WITH RESPECT TO THE PARTNERSHIP. THEREFORE, UNLIKE A REGISTERED CPO, THE GENERAL PARTNER IS NOT REQUIRED TO DELIVER A CFTC DISCLOSURE DOCUMENT TO PROSPECTIVE LIMITED PARTNERS, NOR IS IT REQUIRED TO PROVIDE LIMITED PARTNERS WITH CERTIFIED ANNUAL REPORTS THAT SATISFY THE REQUIREMENTS OF CFTC RULES APPLICABLE TO REGISTERED CPOs.
THE GENERAL PARTNER EXPECTS TO QUALIFY FOR THE EXEMPTION UNDER CFTC RULE 4.13(a)(3) WITH RESPECT TO THE PARTNERSHIP ON THE BASIS THAT, AMONG OTHER THINGS (I) THE INTERESTS ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ARE OFFERED AND SOLD WITHOUT MARKETING TO THE PUBLIC IN THE UNITED STATES AND (II) AT ALL TIMES EITHER (A) THE PARTNERSHIP’S INTEREST IN THE AGGREGATE INITIAL MARGIN AND PREMIUMS REQUIRED TO ESTABLISH COMMODITY INTEREST

POSITIONS WILL NOT EXCEED 5% OF THE LIQUIDATION VALUE OF THE PARTNERSHIP’S PORTFOLIO; OR (B) THE AGGREGATE NET NOTIONAL VALUE OF THE PARTNERSHIP’S INTEREST IN COMMODITY INTEREST POSITIONS WILL NOT EXCEED 100% OF THE LIQUIDATION VALUE OF THE PARTNERSHIP’S PORTFOLIO.

TABLE OF CONTENTS
Page
Section 1.1    Definitions    1
ARTICLE II ORGANIZATION    12
Section 2.1    Limited Partnership    13
Section 2.2    Name of Partnership    13
Section 2.3    Registered Office    13
Section 2.4    Term of Partnership    13
Section 2.5    Objectives of Partnership    14
Section 2.6    Actions by Partnership    14
Section 2.7    Reliance by Third Parties    14
Section 2.8    Liability of Partners    14
ARTICLE III CAPITAL    14
Section 3.1    Contributions to Capital    14
Section 3.2    Rights of Partners in Capital    16
Section 3.3    Capital Accounts    16
Section 3.4    Allocation of Net Profits and Net Losses    16
Section 3.5    Allocations Relating to New Issues and Designated Securities    17
Section 3.6    Management Fee, Withholding Taxes and Certain Other Expenditures    18
Section 3.7    Reserves; Adjustments for Certain Future Events    19
Section 3.8    Allocation to Avoid Capital Account Deficits    20
Section 3.9    Performance Allocation    20
Section 3.10    Allocations for Income Tax Purposes    20
Section 3.11    Qualified Income Offset    21
Section 3.12    Gross Income Allocation    22
Section 3.13    Curative Allocations    22
Section 3.14    Tax Matters    22
Section 3.15    Distributions    26
ARTICLE IV MANAGEMENT    26
Section 4.1    Duties and Powers of the General Partner    26
Section 4.2    Management Fees    27
Section 4.3    Expenses    28
Section 4.4    Rights of Limited Partners; No Other Investment Advisor    30
Section 4.5    Other Activities of Partners    31
Section 4.6    Duty of Care; Indemnification    32
Section 4.7    Fiduciary Duties; Discretion    35
Section 4.8    Hedging Transactions    35
ARTICLE V ADMISSIONS, TRANSFERS AND WITHDRAWALS    36
Section 5.1    Admission of Partners    36
Section 5.2    Withdrawal of Interests of Partners    36
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Section 5.3    Transfer of Interests of Limited Partners    39
Section 5.4    Transfer of Interest of the General Partner    40
Section 5.5    Acknowledgments, Representations and Warranties.    41
ARTICLE VI TERMINATION AND LIQUIDATION    45
Section 6.1    Termination    45
Section 6.2    Liquidation of Assets    46
ARTICLE VII ACCOUNTING AND VALUATIONS; BOOKS AND RECORDS    47
Section 7.1    Accounting and Reports    47
Section 7.2    Valuation of Partnership Assets and Interests    48
Section 7.3    Determinations by the General Partner    50
Section 7.4    Books and Records; Register    50
Section 7.5    Greenlight Re or GRIL Board Meeting    51
ARTICLE VIII GENERAL PROVISIONS    51
Section 8.1    Amendment of Agreement    51
Section 8.2    Special Power of Attorney    51
Section 8.3    Notices    52
Section 8.4    Agreement Binding Upon Successors and Assigns    54
Section 8.5    Governing Law; Jurisdiction    54
Section 8.6    Not for Benefit of Third Parties    54
Section 8.7    Consents    55
Section 8.8    Miscellaneous    55
Section 8.9    Entire Agreement    55

Exhibit 4.1(c)-1 Greenlight Re Guidelines    E-1
Exhibit 4.1(c)-2 GRIL Guidelines    E-2
Schedule 4.8(d) Authorized Persons    S-1

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SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”) of Solasglas Investments, LP, dated January 7, 2021, among DME Advisors II, LLC, as General Partner, each Limited Partner and those Persons who will be admitted as limited partners as of the date hereof and hereafter are admitted as additional limited partners in accordance with this Agreement. Certain capitalized terms used herein are defined in Section 1.1 of this Agreement.
RECITALS:
A.The Partnership was registered as an exempted limited partnership under the ELP Law by the filing of the Section 9 Statement with the Registrar of Exempted Limited Partnerships in the Cayman Islands on August 17, 2018 pursuant to the ELP Law and pursuant to an initial exempted limited partnership agreement dated August 17, 2018 between the General Partner and the Initial Limited Partner (the “Initial Agreement”).
B.The Initial Agreement was amended and restated in its entirety on September 1, 2018 (the “A&R Agreement”), in order to effect, inter alia, the withdrawal of the Initial Limited Partner and the admission of the Limited Partners.
C.A&R Agreement was amended by Amendment No. 1 dated as of February 26, 2019 and effective as of September 1, 2018, and further amended by letter agreements dated as of June 18, 2019, December 27, 2019 and August 5, 2020 (collectively, the “Amendments”).
D.Each of the General Partner and the Limited Partners now wish to further amend and restate the amended A&R Agreement, as amended by the Amendments, as provided herein.
AGREEMENT:
Now, therefore, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereto hereby agree as follows:
Article I

DEFINITIONS
Section 1.1Definitions. For purposes of this Agreement:
“Account Communications” has the meaning set forth in Section 5.5(b)(xix) hereof.
“Additional Investment Ratio” means a ratio where (x) the numerator is the product of (a) 0.50 (the “Investment Cap”) multiplied by (b) the GLRE Surplus, and (y) the denominator is the sum of the Capital Account of each of Greenlight Re and GRIL.
“Advisers Act” means U.S. Investment Advisers Act of 1940, as amended.

“AEOI” means one or more of the following, as the context requires:
(a)sections 1471 to 1474 of the US Internal Revenue Code of 1986 and any associated legislation, regulations or guidance, commonly referred to as the U.S. Foreign Account Tax Compliance Act, the Common Reporting Standard (“CRS”) issued by the Organization for Economic Cooperation and Development or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes;
(b)any intergovernmental agreement, treaty or any other arrangement between the Cayman Islands and the U.S. or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in clause (a) above; and
(c)any legislation, regulations or guidance implemented in the Cayman Islands to give effect to the matters outlined in the preceding clauses.
“Affiliate” means with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and the term “Affiliated” has a correlative meaning. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.
“Agreement” has the meaning assigned to such term in the introductory clause.
“Assets” means the assets, including, without limitation, Securities, of the Partnership.
“BBA” means Subchapter C of Chapter 63 of the Code (Sections 6221 through 6241 of the Code), as enacted by the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, as amended from time to time, and the Regulations thereunder (whether proposed, temporary or final), including any subsequent amendments, successor provisions or other guidance thereunder, and any equivalent provisions for state, local, or non-U.S. tax purposes.
“Benefit Plan Investor” has the meaning set forth in Section 5.5(b)(xviii) hereof.
“Board” means, with respect to each of GRIL or Greenlight Re, such party’s full board of directors, or, if required by law, regulation or securities exchange upon which such party’s common shares are listed, an independent committee of the Board; provided, however, that any such independent committee shall consist of all members of such party’s board of directors that are not expressly prohibited by applicable law, regulation or securities exchange from participating in an action to be taken by the Board pursuant to this Agreement.
“Business Day” means any day on which banks are open for business in New York, New York, Ireland and the Cayman Islands.

“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of such Partner as described in Section 3.3 hereof. It is intended by the Partners that the Capital Accounts of the Partners be maintained in accordance with the applicable regulations under Section 704(b) of the Code, including but not limited to Regulation Section 1.704-1(b)(2)(iv).
“Carryforward Account” means a memorandum account recorded in the books and records of the Partnership with respect to each Limited Partner that has an initial balance equal to the balance of the carryforward account attributable to such Limited Partner in the Prior Venture as of the Commencement Date, with such balance appropriately adjusted for amounts that are not contributed by such Limited Partner to the Partnership.
From and after the Commencement Date, the Carryforward Account will be adjusted as follows:
(a)as of the first day after the close of each Performance Period for such Limited Partner (prior to giving effect to the Performance Allocation, if any), the balance of the Carryforward Account (a) is increased by the amount, if any, equal to two and one half times such Limited Partner’s Negative Performance Change for such Performance Period with respect to all amounts in such Limited Partner’s Capital Account (not including any Recontribution Capital Account), and (b) is reduced (but not below zero) by the amount, if any, of such Limited Partner’s Positive Performance Change for such Performance Period with respect to all amounts in such Limited Partner’s Capital Account (not including any Recontribution Capital Account); and

(b)as of the close of any Performance Period during which a Limited Partner has made a withdrawal or receives a distribution that is not made in the ordinary course of such Limited Partner’s operating activities (the amount of such withdrawals and distributions during such Performance Period being the “Relevant Amount”), if there exists a positive balance in the Carryforward Account, the Carryforward Account for such Limited Partner shall be adjusted by reducing such positive balance by an amount determined by multiplying (x) the positive balance of the Carryforward Account by (y) a fraction, of which (i) the numerator is equal to the Relevant Amount, and (ii) the denominator is equal to the balance of such Limited Partner’s Capital Account (not including any Recontribution Capital Account) at the beginning of such Performance Period.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and as hereafter amended, or any successor law.
“Commencement Date” means the first date on or as of which a Limited Partner, other than the Initial Limited Partner, shall be admitted to the Partnership.
“Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Commencement Date, among the Investment Advisor, the General Partner, Greenlight Re, GRIL and Greenlight Capital Re.
“Covered Person” means the General Partner, the Investment Advisor, and their respective members, partners, managers, directors, officers, employees and agents, and any Person who controls the General Partner or the Investment Advisor.
“Designated Individual” has the meaning assigned to such term in Section 3.14(b) hereof.
“Designated Securities” means an Asset, designated as such by the General Partner, either at the time of acquisition or at a later date, in which either a Partner has an interest different than its Percentage, which (a) may include no interest at all for a Partner, and (b) interest may not be on a pro rata basis among the Partners. An Asset may be designated as a Designated Security due to Guideline restrictions or for such other reason as deemed appropriate by the General Partner in its sole discretion.
“DME” has the meaning assigned to such term in the recitals hereof.
“DMELP” has the meaning assigned to such term in the recitals hereof.
“ELP Law” means the Exempted Limited Partnership Law (as amended) of the Cayman Islands.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Excluded Party” means the directors, officers and employees of the General Partner and its Affiliated management companies, and parents, children and spouses of such employees, and trusts and similar estate planning vehicles established for the benefit of such persons.
“Excess Contribution Amount” has the meaning set forth in Section 3.1(c) hereof.
“FATCA” means Sections 1471 through 1474 of the Code, and any Regulations thereunder or official interpretations thereof, and any intergovernmental agreements related to or implementing the foregoing, or laws or regulations implementing such agreements, including any successor provisions, subsequent amendments, and administrative guidance promulgated (or which may be promulgated in the future) thereunder and any other automatic exchange of information reporting regimes imposed under state, local, and non-U.S. law.
“FINRA” means the Financial Industry Regulatory Authority.
“FINRA Rules” has the meaning set forth in Section 3.5(a) hereof.

“Fiscal Period” means each period that starts on the Commencement Date (in the case of the initial Fiscal Period) and thereafter on the first day immediately following the last day of the preceding Fiscal Period, and that ends on the earliest of the following dates:
(a)the last day of any calendar month; or
(b)any other date that the General Partner, in its reasonable discretion, selects.
“Fiscal Year” means the period commencing on the Commencement Date and ending on December 31, 2018, and thereafter each period commencing on January 1 of each year and ending on December 31 of such year.
“Foreign Shell Bank” has the meaning set forth in Section 5.5(b)(x) hereof.
“Force Majeure” shall mean fires, floods, acts of God or the public enemy, interference by civil or military authorities, terrorist acts, governmental actions, orders or requests.
“General Partner” means DME Advisors II, LLC, a Delaware limited liability company registered as a foreign company in the Cayman Islands, any successor thereto, and any Persons hereafter admitted as additional general partners, each in its capacity as a general partner of the Partnership.
“General Partner Additional Contribution” has the meaning set forth in Section 3.1(c) hereof.
“General Partner Interest” means the Interest held by the General Partner.
“General Partner Minimum” means an amount equal to the lesser of (a) 0.2% of the Partnership’s Net Assets, and (b) $500,000.
“GLRE Surplus” means the shareholders’ equity of Greenlight Capital Re, as reported in Greenlight Capital Re’s then most recent quarterly U.S. GAAP financial statements, adjusted monthly for Net Profits and Net Losses (excluding the General Partner’s pro rata share) as reported by the Partnership during any intervening period.
“Greenlight Capital Re” means Greenlight Capital Re, Ltd. a Cayman Islands exempted limited company.
“Greenlight Re” means Greenlight Reinsurance, Ltd., a Cayman Islands exempted limited company.
“Greenlight Re Cause” means:
(a)a material violation of applicable law relating to either the General Partner’s or the Investment Advisor’s respective advisory business;

(b)the General Partner’s or the Investment Advisor’s Gross Negligence, willful misconduct or reckless disregard of any of the General Partner’s obligations under this Agreement or the Investment Advisor’s obligations under the Investment Advisory Agreement;
(c)a material breach by the General Partner or the Investment Advisor of the Greenlight Re Guidelines, if such breach is not cured within fifteen days following the earlier of (i) the date that the General Partner or the Investment Advisor becomes aware of such breach and (ii) the date on which the General Partner or the Investment Advisor receives written notification of such breach from Greenlight Re; or
(d)a material breach by the General Partner or the Investment Advisor of Section 5.2 hereof.
“Greenlight Re Guidelines” has the meaning set forth in Section 4.1(c) hereof.
“Greenlight Re Relevant Date” has the meaning set forth in Section 5.2(h) hereof.
“Greenlight Re Surplus” means the shareholders’ equity of Greenlight Re in its most recent quarterly U.S. GAAP financial statements, adjusted monthly for Greenlight Re’s pro rata share of Net Profits and Net Losses during any intervening period.
“GRIL” means Greenlight Reinsurance Ireland, an Irish designated activity company.
“GRIL Cause” means:
(a)a material violation of applicable law relating to either the General Partner’s or the Investment Advisor’s respective advisory business;
(b)the General Partner’s or the Investment Advisor’s Gross Negligence, willful misconduct or reckless disregard of any of the General Partner’s obligations under this Agreement or the Investment Advisor’s obligations under the Investment Advisory Agreement;
(c)a material breach by the General Partner or the Investment Advisor of the GRIL Guidelines, if such breach is not cured within fifteen days following the earlier of (i) the date that the General Partner or the Investment Advisor becomes aware of such breach and (ii) the date on which the General Partner or the Investment Advisor receives written notification of such breach from GRIL;
(d)a material breach by the General Partner or the Investment Advisor of Section 5.2 hereof; or
(e)unsatisfactory long term performance of the General Partner or the Investment Advisor, as determined by the sole discretion of the Board of GRIL on each Fiscal Year end during the term this Agreement.

“GRIL Guidelines” has the meaning set forth in Section 4.1(c) hereof.
“GRIL Relevant Date” has the meaning set forth in Section 5.2(h) hereof.
“GRIL Surplus” means the shareholders’ equity of GRIL in its most recent quarterly U.S. GAAP financial statements, adjusted monthly for GRIL’s pro rata share of Net Profits and Net Losses during any intervening period.
“Gross Negligence” means gross negligence as defined under New York law.
“Guidelines” has the meaning set forth in Section 4.1(c) hereof.
“Hedging Transactions” has the meaning set forth in Section 4.8(a) hereof.
“Initial Agreement” has the meaning set forth in the Recitals.
“Initial Limited Partner” means WNL Limited.
“Interest” means the entire ownership interest of a Partner in the Partnership at the relevant time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.
“Investment Advisor” means DME Advisors, LP, a Delaware limited partnership, and any successor thereto in its capacity as investment advisor of the Partnership.
“Investment Advisory Agreement” means the Investment Advisory Agreement, dated as of the date hereof, between the Investment Advisor and the Partnership, as amended from time to time.
“Investment Portfolio” of a Partner as of any date means an amount equal to the product of (a) such Partner’s Capital Account as of the beginning of the Fiscal Period, multiplied by (b) the Additional Investment Ratio, adjusted for Net Profits and Net Losses and applicable capital activity during the current Fiscal Period.
“Limited Partner” means any Person admitted to the Partnership as a limited partner, until the entire Limited Partner Interest of such Person has been withdrawn pursuant to Section 5.2 or a substitute Limited Partner or Partners are admitted with respect to such Person’s entire Limited Partner Interest. Except as the context otherwise requires in relation to Management Fees and/or the Performance Allocation, the term includes any Special Limited Partner. For all purposes of the ELP Law, the Limited Partners constitute a single class or group of limited partners.
“Limited Partner Interest” means a limited partnership Interest in the Partnership.
“Losses” has the meaning set forth in Section 4.6(a) hereof.

“Lower Fee Arrangement” has the meaning set forth in Section 4.5(f) hereof.
“Managed Account” means assets managed by the General Partner, the Investment Advisor or any of their respective Affiliates, whether for its own account or for the account of any third party, that are invested or available for investment in investment or trading activities.
“Management Fee” has the meaning set forth in Section 3.6(a) hereof.
“Negative Basis” means, with respect to any Partner and as of any time of calculation, the excess of such Partner’s “adjusted tax basis” in its Interest for U.S. federal income tax purposes at such time (determined without regard to any adjustments made to such adjusted tax basis by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Partner’s share of the liabilities of the Partnership under Section 752 of the Code) over the amount that such Partner is entitled to receive upon withdrawal from or liquidation of the Partnership.
“Negative Basis Partner” means any Partner that withdraws from the Partnership and that has a Negative Basis as of the Partner’s effective date of withdrawal, but such Partner shall cease to be a Negative Basis Partner at such time as it shall have received allocations pursuant to Section 3.10(d) equal to such Partner’s Negative Basis as of the Partner’s effective date of withdrawal and without regard to such Partner’s share of the liabilities of the Partnership under Section 752 of the Code.
“Negative Performance Change” has the meaning set forth in the definition of Performance Change.
“Net Assets” means the total value, as determined by the General Partner in accordance with Section 7.2, of all Assets of all Capital Accounts (including net unrealized appreciation or depreciation of Assets and accrued interest and dividends receivable net of any withholding taxes), less an amount equal to all accrued debts, liabilities and obligations of the Partnership (including any reserves for contingencies accrued pursuant to Section 3.7). Except as otherwise expressly provided herein, Net Assets as of the first day of any Fiscal Period shall be determined on the basis of the valuation of the Assets conducted as of the close of the immediately preceding Fiscal Period but after giving effect to any capital contributions made by any Partner subsequent to the last day of such immediately preceding Fiscal Period, and Net Assets as of the last day of any Fiscal Period shall be determined before giving effect to any of the following amounts payable by the Partnership that are effective as of the date on which such determination is made:
(a)any withdrawals or distributions payable to any Partner that are effective as of the date on which such determination is made;
(b)any Management Fee payable or Performance Allocation allocable as of the date on which such determination is made; and
(c)withholding taxes, expenses of processing withdrawals and other items payable, any increases or decreases in any reserves or other amounts recorded pursuant to

Section 3.7, and any increases or decreases in the value of any New Issues pursuant to Section 3.5 or in the value of any Designated Securities during the Fiscal Period ending as of the date on which such determination is made, to the extent the General Partner reasonably determines that, pursuant to any provisions of this Agreement, such items are not to be charged ratably to the Capital Accounts of all Partners on the basis of their respective Percentages as of the commencement of the Fiscal Period.
“Net Loss” means any amount by which the Net Assets as of the first day of a Fiscal Period exceed the Net Assets as of the last day of the same Fiscal Period.
“Net Profit” means any amount by which the Net Assets as of the last day of a Fiscal Period exceed the Net Assets as of the first day of the same Fiscal Period.
“New Issue” has the meaning set forth in Section 3.5(a) hereof.
“Non-Cooperative Jurisdiction” has the meaning set forth in Section 5.5(b)(xi) hereof.
“Partner” means the General Partner or any of the Limited Partners, except as otherwise expressly provided herein, and “Partners” means the General Partner and all of the Limited Partners.
“Partnership” means Solasglas Investments, LP, an exempted limited partnership established and registered under the Cayman Islands.
“Partnership Representative” has the meaning set forth in Section 3.13(b) hereof.
“Patriot Act” has the meaning set forth in Section 5.5(b)(xi) hereof.
“Percentage” means a percentage established for each Partner on the Partnership’s books as of the first day of each Fiscal Period representing such Partner’s share of allocations pursuant to this Agreement for such Fiscal Period. A Partner’s Percentage as of the first day of such Fiscal Period is determined by dividing (a) such Partner’s Capital Account as of such date, by (b) all of the Partners’ Capital Accounts as of such date. In calculating the Percentages (i) the designation of any Asset as a Designated Security shall be disregarded, and a Designated Security shall be included in a Partner’s Capital Account as if it had not been designated a Designated Security, and (ii) adjustments shall be made for all net capital contributions to, or withdrawals or distributions from, the Partnership, Management Fees and Performance Allocations, in each case, that are effective as of such date. The sum of the Percentages of all Partners for each Fiscal Period must equal 100%.
“Performance Allocation” means with respect to:
(x)     the Capital Account (not including any Recontribution Capital Account) held by a Limited Partner:

(a)10% of the portion of the Positive Performance Change for such Capital Account, if any, determined as of the close of each Performance Period, that is less than or equal to the aggregate positive balance in the Carryforward Account related to such Capital Account, if any, as of the most recent prior date as of which adjustment has been made thereto; plus

(b)20% of the portion of the Positive Performance Change for such Capital Account, if any, determined as of the close of each Performance Period that exceeds the aggregate positive balance in the Carryforward Account as of the most recent prior date as of which adjustment has been made thereto; and

(y)     the Recontribution Capital Account held by a Limited Partner, if any, 10% of the Positive Performance Change for such Recontribution Capital Account until such time as the balance of the Carryforward Account with respect to such Limited Partner’s Capital Account has a balance of zero (such time being the “Recovery Time”).
“Performance Change” means, with respect to each Limited Partner for each Performance Period, the difference between:
(a)the sum of:
(i)the balance of each such Limited Partner’s Capital Account as of the close of such Performance Period (after giving effect to all allocations to be made to each such Limited Partner’s Capital Account as of such date other than any Performance Allocation to be debited against each such Limited Partner’s Capital Account); plus
(ii)any debits to each such Limited Partner’s Capital Account during such Performance Period to reflect any actual or deemed distributions or withdrawals with respect to each such Limited Partner’s Interest; plus
(iii)any debits to each such Limited Partner’s Capital Account during such Performance Period to reflect any items allocable to each such Limited Partner’s Capital Account pursuant to Section 3.6(b) or Section 3.6(c) hereof; and
(b)the sum of:
(i)the balance of each such Limited Partner’s Capital Account as of the commencement of the Performance Period; plus
(ii)any credits to such Limited Partner’s Capital Account during the Performance Period to reflect any capital contributions by such Limited Partner to the Partnership.
If the amount specified in clause (a) exceeds the amount specified in clause (b) such difference is a “Positive Performance Change,” and if the amount specified in clause (b)

exceeds the amount specified in clause (a), the absolute value of such difference is a “Negative Performance Change.”
“Performance Period” means, with respect to a Limited Partner, (i) the period deemed to have commenced as of January 1, 2018 with respect to the Prior Venture (in the case of such Limited Partner’s initial Performance Period) and (ii) thereafter each period commencing as of the day following the last day of the preceding Performance Period with respect to such Limited Partner, and ending as of the close of business on the first to occur of the following after the relevant commencement date:
(a)the last day of a Fiscal Year;
(b)the withdrawal by a Limited Partner of all of its Interest or the admission as a substitute Limited Partner of a Person to whom the entire Interest of such Limited Partner has been Transferred; or
(c)the date of a final liquidation payment from the Partnership.
“Person” means any individual, partnership, corporation, limited liability company, trust, or other entity.
“Positive Basis” means, with respect to any Partner and as of any time of calculation, the excess of the amount that such Partner is entitled to receive upon withdrawal from or liquidation of the Partnership over such Partner’s “adjusted tax basis” in its Interest for U.S. federal income tax purposes at such time (determined without regard to any adjustments made to such adjusted tax basis by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Partner’s share of the liabilities of the Partnership under Section 752 of the Code).
“Positive Basis Partner” means any Partner that withdraws from the Partnership and that has a Positive Basis as of the Partner’s effective date of withdrawal, but such Partner shall cease to be a Positive Basis Partner at such time as such Partner shall have received allocations pursuant to Section 3.10(c) equal to such Partner’s Positive Basis as of the effective date of the withdrawal.
“Positive Performance Change” has the meaning set forth in the definition of Performance Change.
“Prior Venture” means the joint venture among GRIL, Greenlight Re, DME and DMELP pursuant to the Venture Agreement.
“Prohibited Investment” has the meaning set forth in Section 5.5(b)(viii) hereof.
“Recontributed Amount” means with respect to any Limited Partner, the aggregate amount of such Limited Partner’s Relevant Amounts that are subsequently recontributed to the Partnership as a capital contribution.

“Recontributed Capital Account” has the meaning assigned to such term in Section 3.3(a) hereof.
“Register” has the meaning set forth in Section 7.4(a) hereof.
“Regulated Affiliate” has the meaning set forth in Section 5.5(b)(x) hereof.
“Regulated Person” has the meaning set forth in Section 5.5(b)(ix) hereof.
“Regulations” means the regulations issued under the Code or any successor law.
“Regulatory Allocations” has the meaning set forth in Section 3.13.
“Relevant Amount” has the meaning assigned to such term in the definition of Carryforward Account in Section 1.1 hereof.
“Restricted Capital Accounts” has the meaning set forth in Section 3.5(a) hereof.
“Section 9 Statement” means the Statement prepared under Section 9 of the ELP Law filed with the Registrar of Exempted Limited Partnerships in accordance with the ELP Law.
“Securities” means equity and debt securities (including derivatives thereon), currencies and commodities (and options, futures, derivatives, swaps, and forward contracts thereon), trade and other claims, arbitrages, loans, break-ups, consolidations, reorganizations and similar securities of non-United States issuers, and everything connected therewith in the broadest sense.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Special Limited Partner” means a Limited Partner with respect to which the General Partner has agreed to a variation or elimination of the Management Fee, the Performance Allocation or both. The General Partner has the absolute discretion to designate any Limited Partner as a Special Limited Partner and, subject to any agreement between the General Partner and a Special Limited Partner, to rescind any of the terms that distinguish a Special Limited Partner from a Limited Partner.
“Sub-Account” has the meaning set forth in Section 4.8(b) hereof.
“Termination Event” has the meaning set forth Section 6.1(b) hereof.
“Transfer” means any sale, exchange, transfer, assignment or other disposition by a Partner of its Interest to another party, whether voluntary or involuntary, including a transfer by operation of law. Notwithstanding the foregoing, a mortgage, pledge, assignment by way of security interest or lien by a Partner of any or all of its Interest made in accordance with, and permitted by, this Agreement shall not be deemed to be a Transfer.
“Treasury Bill Rate” means, with respect to any calendar month, a rate of interest, determined and adjusted monthly by the General Partner as of the fifth Business Day of each month, equal to the annual coupon equivalent yield on 13-week U.S. Treasury bills resulting from the most recent auction of such instruments prior to the monthly determination date.
“Venture Agreement” has the meaning assigned to such term in the recitals hereof.
Article II

ORGANIZATION
Section 2.1Limited Partnership.
(a)Section 9 Statement. In connection with the formation of the Partnership, the General Partner executed, acknowledged and filed the Section 9 Statement, and shall execute, acknowledge and file with the Registrar of Exempted Limited Partnerships any amendments thereto as may be required by the ELP Law and any other instruments, documents and certificates that, in the opinion of the Partnership’s legal counsel, may from time to time be required by the laws of the Cayman Islands or any other jurisdiction in which the Partnership determines to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership. The General Partner shall cause any required amendment to the Section 9 Statement to be filed promptly following the event requiring said amendment. All amendments may be signed by the General Partner (as required by the ELP Law) and may be signed either personally or by an attorney-in-fact.
(b)Taxed as a Partnership. The parties hereto acknowledge that they intend that the Partnership be taxed as a partnership and not as an association taxable as a corporation for United States federal income tax purposes. No election may be made by a Partner to treat the Partnership as other than a partnership for United States federal income tax purposes, and for state and local tax purposes, as applicable.
Section 2.2Name of Partnership. The name of the Partnership is Solasglas Investments, LP. The Partnership has the exclusive ownership and right to use the Partnership name so long as the Partnership continues, despite the withdrawal, expulsion, resignation or removal of any Limited Partner. The General Partner and the Initial Limited Partner hereby amend and restate the Initial Agreement in its entirety on the terms of this Agreement.
Section 2.3Registered Office. The Partnership shall maintain a registered office in the Cayman Islands as specified in the Section 9 Statement, as may be amended by the General Partner upon filing a Section 10 Statement. The registered office of the Partnership is located at c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, or at such other location in the Cayman Islands as the General Partner in the future may designate. The General Partner shall promptly notify the Limited Partners of any change in the Partnership’s registered office.
Section 2.4Term of Partnership. The term of the Partnership commenced on the date the Section 9 Statement was filed with the Registrar of Exempted Limited Partnerships in the Cayman Islands on and shall continue until the Partnership is wound up and dissolved pursuant to Section 6.1 hereof (unless its term is extended pursuant to Section 6.1). The legal existence of the Partnership as a separate legal entity shall continue until the termination of the Partnership. The Initial Limited Partner agreed to make a contribution of US$1.00 to the capital of the Partnership. Upon one or more additional Persons becoming Limited Partners, the Initial Limited Partner shall automatically withdraw as a Limited Partner and shall accordingly cease to be a Limited Partner and shall be entitled to receive, and the Partnership shall pay to the Initial

Limited Partner, a return of any capital contribution made by the Initial Limited Partner to the Partnership and no more and shall have no further interest or obligation of any kind whatsoever as a Partner of the Partnership
Section 2.5Objectives of Partnership. The object and purpose of, and the nature of the business to be conducted by the Partnership is, investing, acquiring, holding, voting, disposing and otherwise dealing with the Securities consistent with the terms of this Agreement (including, without limitation, any applicable Guidelines) and engaging in any and all activities necessary or incidental to the foregoing.
Section 2.6Actions by Partnership. Subject to the limitations contained elsewhere in this Agreement, the Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may, in the reasonable discretion of the General Partner, be necessary or advisable to carry out its objects. Each of the Limited Partners understands, acknowledges and agrees that the General Partner has delegated certain of the powers and authority granted to the General Partner pursuant to this Agreement, including, without limitation, this Section 2.6, to the Investment Advisor pursuant to the Investment Advisory Agreement.
Section 2.7Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth.
Section 2.8Liability of Partners.
(a)General Partner Liability. Except as otherwise provided in the ELP Law, the General Partner shall have unlimited liability for the repayment and discharge of all debts, obligations and liabilities of the Partnership. Neither the General Partner nor any of its Affiliates (other than the Partnership) shall be liable for the return of the capital contributions of any Limited Partner, and each Limited Partner hereby waives any and all claims that it may have against the General Partner or any Affiliate thereof (other than the Partnership) in this regard. The General Partner shall not be personally liable to any Limited Partner for the repayment of any positive balance in such Limited Partner’s Capital Account or for capital contributions by such Limited Partner to the Partnership or by reason of any change in the U.S. federal or state income tax laws applicable to the Partnership or its investors.
(b)Limited Partners Not Liable. Except as otherwise expressly provided in the ELP Law, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and a Limited Partner shall not be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner; provided, however, that a Limited Partner shall be required to contribute to the Partnership any amounts required under the ELP Law or pursuant to Section 3.6(c) and Section 3.7(c). Except as provided herein, no Limited Partner shall have any obligation to restore a negative Capital Account.
Article III

CAPITAL
Section 3.1Contributions to Capital.
(a)Initial Capital Contributions. Each Partner made an initial capital contribution to the Partnership, in cash and/or in-kind with Securities in the amount set forth in the books and records of the Partnership.

(b)Additional Capital Contributions by Limited Partners. Each Limited Partner, as applicable, shall make additional capital contributions in accordance with Section 3.1(c), Section 3.6(c), Section 3.7(c) and Section 5.1(a)(ii) hereof.
(c)Contributions of Investable Assets. In furtherance of the foregoing, each Limited Partner shall use its commercially reasonable efforts to cause substantially all of its investable assets to be contributed to the Partnership as soon as reasonably practicable; provided, however, that the term “investable assets” shall not be deemed to include any strategic equity ownership interests beneficially owned by any Limited Partner in connection with the operation of its business, or any assets reasonably necessary to operate the Limited Partner’s business determined in the good faith discretion by the Board of such Limited Partner; and, provided, further, that no Limited Partner shall be required or obligated to make any contribution of its investable assets to the Partnership pursuant to this clause solely to the extent that the contribution of such assets would cause the aggregate Capital Account balances of all of the Limited Partners to be more than 90% of the aggregate Capital Account balances of all of the Partners as of such date (the portion of the contribution that cannot be made, “Excess Contribution Amount”); provided, however, that if, the General Partner makes an additional capital contribution to the Partnership at the end of the relevant fiscal quarter such that the General Partner’s Capital Account balance, taking into account the contributions by the Limited Partners of any Excess Contribution Amount, will be at least equal to 10% of the aggregate Capital Account balances of all of the Partners (the “General Partner Additional Contribution”) and provides written notice of such additional capital contribution to the Limited Partners, then each Limited Partner shall use its commercially reasonable effort to contribute its respective portion of the Excess Contribution Amount to the Partnership as soon as reasonably practicable.
(d)General Partner Contributions. On or prior to the Commencement Date, the General Partner shall make a capital contribution to the Partnership in an amount such that on the Commencement Date, the General Partner’s Capital Account balance is at least 10% of the aggregate Capital Account balances of all of the Partners. The General Partner shall not make any withdrawal that would cause its Capital Account to be less than the General Partner Minimum at such time and the General Partner shall give ten (10) days’ prior written notice to each Limited Partner if it determines to make a withdrawal that would cause its Capital Account balance to be less than 10% of the aggregate Capital Account balances of all of the Partners. The General Partner has the right at any time to make additional capital contributions to the Partnership as the General Partner or a Limited Partner. Except as provided above or in the ELP Law, the General Partner is not required or obligated to make any additional capital contributions to the Partnership.
(e)Contributions in Cash. Except as set forth in Section 3.1(a) and Section 3.1(c) or as otherwise permitted by the General Partner in its sole discretion, (i) initial or additional capital contributions to the Partnership by each Partner shall be made in cash, and (ii) initial contributions shall be made in one installment as of the date of admission of such Person as a Limited Partner of the Partnership.
Section 3.2Rights of Partners in Capital.
(a)No Interest. No Partner is entitled to interest on any capital contributions to the Partnership.
(b)Return of Capital. No Partner has the right to the return of any capital contribution to the Partnership except (i) upon a withdrawal by a Partner pursuant to Section 5.2, or (ii) upon the dissolution of the Partnership pursuant to Section 6.1. The entitlement to any such return at such time is limited to the value of the Capital Account of the Partner. The General Partner is not liable for the return of any such amounts.

Section 3.3Capital Accounts.
(a)Separate Capital Accounts. The Partnership maintains a separate Capital Account for each Partner relating to its respective Interest and, as contemplated by Section 4.8, may have one or more Sub-Accounts for the purpose of engaging in Hedging Transactions; provided, however, that if a Limited Partner makes a contribution of a Recontributed Amount to the Partnership prior to such Limited Partner’s Recovery Time, the Partnership will maintain a separate Capital Account for the Recontributed Amount (a “Recontribution Capital Account”). At the Recovery Time with respect to a Limited Partner’s Capital Account, the Partnership will combine such Limited Partner’s Capital Account and its Recontribution Capital Account into one single Capital Account.
(b)Initial Capital Account Balance. As of the Commencement Date, each Partner’s Capital Account has an initial balance equal to the amount of any cash and the net value, as determined in accordance with Section 7.2 hereof, of any assets constituting such Partner’s initial capital contribution to the Partnership.
(c)Increases and Decreases of Capital Accounts. Each Partner’s Capital Account shall be increased by the amount of cash and the net value, as determined in accordance with Section 7.2 hereof, of any other assets constituting additional capital contributions by such Partner to the Partnership and decreased by (i) the amount of cash and the net value of any other Assets withdrawn by and distributed to such Partner and (ii) such Partner’s pro rata portion of the expenses that are paid by the Partnership pursuant to Section 4.3(b).
(d)Other Adjustments to Capital Accounts. Each Partner’s Capital Account shall be adjusted in the manner specified in the remaining provisions of this Article III. The Partners intend that, to the maximum extent possible, the Capital Accounts shall be maintained in accordance with the applicable regulations under Section 704(b) of the Code, including Regulation Section 1.704-1(b)(2)(iv).
Section 3.4Allocation of Net Profits and Net Losses.
(a)Allocations Generally. Except as otherwise expressly provided herein, all capital contributions by a Partner shall be credited to such Partner’s Capital Account, and all withdrawals by or distributions to such Partner shall be debited from such Partner’s Capital Account to the extent thereof. Subject to the remaining provisions of this Section 3.4, Section 3.5, Section 3.8 and Section 3.9 as of the last day of each Fiscal Period, any Net Profit or Net Loss for such Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Partners in proportion to their respective Percentages for such Fiscal Period.
(b)Certain Allocations. Notwithstanding Section 3.4(a) above, items of income, gains, losses, deduction, credit and expenses that relate to investments in New Issues and Designated Securities shall be allocated pursuant to Section 3.5 below. The General Partner acknowledges that, as of the date hereof, Greenlight Re holds a Class D Insurer’s license issued in accordance with the terms of the Insurance Law, 2010, of the Cayman Islands (as amended) and that GRIL is a non-life reinsurer in accordance with the provisions of the European Union (Insurance and Reinsurance) Regulations 2015.
Section 3.5Allocations Relating to New Issues and Designated Securities.
(a)New Issues. Pursuant to the Financial Industry Regulatory Authority rulebook (the “FINRA Rules”), members of FINRA are permitted to sell to the Partnership certain publicly-offered securities (“New Issues”) only if the Capital Accounts of Partners connected with the securities industry (“Restricted Capital Accounts”) are restricted from sharing a beneficial interest in such New Issues in accordance with the provisions of the FINRA Rules. Notwithstanding the provisions of Section 3.4 above, to enable the Partnership to invest in New Issues, the Partnership shall not allocate any items of income, gain, loss, deduction and credit that relate to investments in New Issues to Restricted Capital Accounts except to the extent permitted by the FINRA Rules, and shall instead allocate such items among the other Capital Accounts on a pro rata basis. To the extent the FINRA Rules permit certain persons with Restricted Capital Accounts to participate in New Issues, the General Partner will allocate such New Issue among such Restricted Capital Accounts on a pro rata basis. The General Partner may specially allocate a carrying charge to compensate Partners with Restricted Capital Accounts to the extent such Restricted Capital Accounts do not participate in investments in New Issues for the use of Partnership capital to purchase or carry such positions. To the extent consistent with FINRA Rules, as amended from time to time, the General Partner shall determine when all Capital Accounts may participate in the Net Profit and Net Loss from any New Issue. The General Partner shall value any New Issue at such time at the then-current price of the security in the secondary market.
(b)Designated Securities. The General Partner may, in its discretion, elect to designate an Asset as a Designated Security. Notwithstanding the provisions of Section 3.4 above, items of income, gains, losses, deduction, credit and expense that relate to a Designated Security shall be allocated to Capital Accounts in such percentages as the General Partner shall reasonably determine (taking into account each Limited Partner’s Guidelines, regulatory restrictions and other items deemed relevant by the General Partner). Whenever the Partnership makes an investment that is in a Designated Security or whenever an existing investment is first designated as a Designated Security by the General Partner, the Partnership shall establish a Sub-Account with respect to each Partner that participates in such Designated Security to reflect such Partner’s Capital Account’s pro rata share of all allocations and distributions attributable to transactions involving such Designated Security. If the General Partner determines that an investment no longer warrants treatment as a Designated Security or that a Partner may or must participate at a different percentage, the General Partner will either deem such investment no longer to be a Designated Security or reallocate the interests in the Designated Security to reflect the change in ownership percentage. In the event of a withdrawal request by a Partner pursuant to Section 5.2, the Partnership shall have the discretion to effect such withdrawal request first out of the Partner’s Capital Account (excluding the Designated Securities Sub-Account) and then out of the Designated Security Sub-Account. The Investment Advisor, in its sole discretion, may waive or reduce the Management Fee with respect to a Limited Partner’s interest in certain Designated Securities selected by the Investment Advisor.
Section 3.6Management Fee, Withholding Taxes and Certain Other Expenditures.
(a)Management Fee. Subject to any special arrangements with Special Limited Partners, as of the first day of each month, a monthly management fee equal to 0.125% (an annual rate of 1.5%) of each Limited Partner’s Investment Portfolio (the “Management Fee”), for such month shall be debited against the Capital Account of such Limited Partner and paid in cash to the Investment Advisor pursuant to the Investment Advisory Agreement.
(b)Calculation of Management Fee. All applicable Management Fees are payable monthly in advance on the first day of the month (or on the Commencement Date with respect to such Limited Partner in the case of the first month of this Agreement). All payments of the Management Fees to the Investment Advisor pursuant to the Investment Advisory Agreement shall be made without any reduction, deduction or withholding for or on account of any tax (including without limitation, any value added tax), unless required by law. If reduction, deduction or withholding of any tax (including without limitation, any value added tax) is required by law from any such payment, the sum payable shall be increased as necessary so that after making all required deductions and withholdings, the Investment Advisor receives an amount equal to the amount that it would have received had no such deductions or withholdings been made.
(c)Allocation of Tax Liability. If the Partnership incurs a withholding tax or other tax obligation allocable to any Partner (including pursuant to any FATCA or BBA provision), then the General Partner, on behalf of the Partnership, shall (unless otherwise agreed by such Partner) withhold the appropriate portion of such Partner’s share of income, timely remit such amount to the applicable taxing authority, and the General Partner, without limitation of any other rights of the Partnership or the General Partner, may cause the amount of such obligation to be debited against the Capital Account of such Partner and treat such amounts as distributed at the time the obligation was paid. If the amount of such taxes is greater than such Capital Account balance, then such Partner and any successor to such Partner’s Interest must pay to the Partnership as a capital contribution to the Partnership, upon demand of the General Partner, the amount of such excess. The General Partner is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for such reduction or exemption, but the General Partner will provide any assistance reasonably requested by a Limited Partner, at such Limited Partner’s cost, in connection with establishing any such reduction or exemption. Neither the Partnership nor the General Partner shall be liable for any excess amounts withheld (directly or indirectly) in respect of any Limited Partner, and, in the event of overwithholding, a Limited Partner’s sole recourse shall be to apply for a refund from the appropriate governmental authority. Each Limited Partner hereby agrees to indemnify and hold harmless the Partnership and the General Partner for any loss or liability with respect to withholding (including interest and penalties thereon) required to be made or made on behalf of or with respect to such Limited Partner.
(d)Allocation of Certain Expenses. Except as otherwise provided for in this Agreement, any expenditures payable by the Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, are to be charged to only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges are debited from the Capital Accounts of such Partners as of the close of the Fiscal Period during which any such items were accrued or paid.
Section 3.7Reserves; Adjustments for Certain Future Events.
(a)Reserves. Appropriate reserves may be created, accrued and charged against the Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities associated with the Partnership, including, without limitation, for accrued Performance Allocation amounts, such reserves to be in the amounts that the General Partner, in its reasonable discretion, deems necessary or appropriate. The General Partner may increase or reduce any such reserve from time to time by such amounts as the General Partner in its reasonable discretion deems necessary or appropriate. At the reasonable discretion of the General Partner, the amount of any such reserve, or any increase or decrease therein, may be charged or credited, as appropriate, to the Capital Accounts of those parties who are Partners at the time when such reserve is created, increased, or decreased, as the case may be, or alternatively may be charged or credited to those Persons who were Partners at the time of the act or omission giving rise to the contingent liability for which the reserve was established.
(b)Allocation of Certain Amounts to Prior Periods. If the General Partner in its reasonable discretion determines that it is equitable to treat an amount to be paid or received as being applicable to one or more prior periods, then such amount may be proportionately charged or credited, as appropriate, to those Persons who were Partners during such prior period or periods.

(c)Liability for Prior Period Amounts. If any amount is to be charged or credited to a Person who is no longer a Partner pursuant to paragraph (a) or (b) of this Section 3.7, such amount must be paid by (in the case of a charge) or to (in the case of a credit) such party, as the case may be, in cash, with interest at the Treasury Bill Rate in effect at that time from the date on which the General Partner determines that such charge or credit is required. In the case of a charge, the former Partner is obligated to pay the amount of the charge, plus interest as provided above, to the Partnership on demand; provided that in no event is a former Partner obligated to make a payment exceeding the amount of its Capital Account at the time to which the charge relates. To the extent the Partnership fails to collect, in full, any amount required to be charged to such former Partner pursuant to paragraph (a) or (b) of this Section 3.7, whether due to the expiration of the applicable limitation period, if any, or for any other reason whatsoever, the deficiency may be charged proportionately to the Capital Accounts of the current Partners.
(d)Certain Reserves. In the event any reserves in excess of $100,000 are created, accrued or charged against a Limited Partner’s Capital Account, or any such reserves in excess of $100,000 are increased or decreased, the General Partner will promptly, within five Business Days following month end, provide written notice and a description of such event to such Limited Partner.
Section 3.8Allocation to Avoid Capital Account Deficits. To the extent that any debits pursuant to Section 3.4 through Section 3.7 hereof would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits is instead allocated to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period that would otherwise be allocable pursuant to Section 3.4 through Section 3.7 hereof to the Capital Account of any Limited Partner previously affected by the application of this Section 3.8 are instead allocated to the Capital Account of the General Partner in such amounts as are necessary to offset all previous debits attributable to such Limited Partner (but allocated to the General Partner) pursuant to this Section 3.8 not previously recovered.
Section 3.9Performance Allocation.
(a)Performance Allocation. The Performance Allocation shall be determined as of the close of each Performance Period and shall be debited against the Capital Account of each Limited Partner as of the last day of each Performance Period with respect to such Limited Partner, and the amount so debited shall be simultaneously credited to the Capital Account of the General Partner.
(b)General Partner May Waive or Reduce Performance Allocation. The General Partner, in its sole discretion, may waive or reduce the Performance Allocation with respect to Limited Partners that are affiliated with the General Partner and others, including Special Limited Partners. In the event the General Partner agrees to reduce the Performance Allocation rate in respect of any Limited Partner for any Performance Period, the General Partner shall offer the other Limited Partners, other than a Special Limited Partner, an equivalent reduction of the rate of the Performance Allocation for such Performance Period.
Section 3.10Allocations for Income Tax Purposes.
(a)Except as otherwise required by Code Section 704(c), items of income, gain, deduction, loss, or credit that are recognized for income tax purposes in each Fiscal Year shall be allocated among the Partners in such manner as to reflect equitably amounts credited to or debited against each Partner’s Capital Account, whether in such Fiscal Year or in prior Fiscal Years (except to the extent such amounts so credited or debited to each Partner’s Capital Account have previously been the recipient of a corresponding allocation pursuant to this section). To this end, the Partnership shall establish and maintain records that show the extent to which the Capital Account of each Partner, as of the last day of each Fiscal Year, consists of amounts that have not been reflected in the taxable income of such Partner. To the extent deemed by the General Partner, in its reasonable discretion, to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Partners who have enjoyed the related credits to their Capital Accounts, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Partners who have borne the burden of the related debits to their Capital Accounts. The Partners shall agree to allocate any nonrecourse deductions and partner nonrecourse deductions in accordance with the rules set forth at Regulation Section 1.704-2. The Partners shall also agree to allocate any Section 704(c) items or “reverse” Section 704(c) items in accordance with Regulation Section 1.704-3.
(b)To the extent an adjustment to the adjusted tax basis of any Asset pursuant to Code Section 734(b) or Code Section 743(b) is required under Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations, and in the event that an adjustment to the book value of Partnership property is made as a result of an adjustment pursuant to Section 734(b) of the Code, items of income, gain, loss, or deduction, as computed for book and tax purposes, shall be specially allocated among the Partners so that the effect of any such adjustment shall benefit (or be borne by) the Partner(s) receiving the distribution which caused such adjustment.
(c)If the Partnership realizes net gains or items of gross income (including short term capital gain) from the sale of Partnership Assets for federal income tax purposes for any Fiscal Year in which one or more Positive Basis Partners withdraw, in whole or in part, from the Partnership pursuant to Section 5.2, the General Partner in its sole discretion may elect (i) to allocate such net gains or items of gross income among such Positive Basis Partners, on a pro rata basis in proportion to the respective Positive Basis of each such Positive Basis Partner, until either the full amount of such net gains or items of gross income shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated and/or (ii) to allocate any net gains or items of gross income not so allocated to Positive Basis Partners to the other Partners in such manner that reflects equitably the amounts credited to such Partners’ Capital Accounts pursuant to Section 3.3.
(d)If the Partnership realizes net losses or items of gross loss or deduction (including short term capital loss) from the sale of Partnership assets for federal income tax purposes for any Fiscal Year in which one or more Negative Basis Partners withdraw, in whole or in part, from the Partnership pursuant to Section 5.2, the General Partner in its sole discretion may elect: (i) to allocate such net losses or items of gross loss or deduction among such Negative Basis Partners, on a pro rata basis in proportion to the respective Negative Basis of each such Negative Basis Partner, until either the full amount of such losses or items of loss or deduction shall have been so allocated or the Negative Basis of each such Negative Basis Partner has been eliminated; and/or (ii) to allocate any net losses or items of gross loss or deduction not so allocated to the Negative Basis Partners to the other Partners in such manner that reflects equitably the amounts credited to such Partners’ Capital Accounts pursuant to Section 3.3.
Section 3.11Qualified Income Offset. In the event any Partner receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain will be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in the Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.11 may be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Article III have been tentatively made as if this Section 3.11 were not in this Agreement. This Section 3.11 is intended to constitute a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii), and must be interpreted consistently therewith.
Section 3.12Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (a) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (b) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner will be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.12 may be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.11 hereof and this Section 3.12 were not in this Agreement.
Section 3.13Curative Allocations. The allocations set forth in Section 3.10(c) and Section 3.10(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to Section 3.10. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the General Partner will make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to other provisions of this Article III (other than the Regulatory Allocations).
Section 3.14Tax Matters.
(a)Tax Treatment. Each Partner agrees not to treat, on any personal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Partnership.
(b)Partnership Representative.
(i)The General Partner is hereby designated as the as the “partnership representative” of the Partnership within the meaning of Section 6223 of the Code and Regulation Section 301.6223-1 et. seq., or under any successor statute or similar state, local, or non-U.S. law (in each such capacity, the “Partnership Representative”) and shall designate an individual to act as the “designated individual” of the Partnership (the “Designated Individual”), and in such capacity shall represent the Partnership in any disputes, controversies or proceedings with the Internal Revenue Service or with any state, local, or non-U.S. taxing authority and is hereby authorized to take any and all actions that it is permitted to take by applicable law when acting in that capacity. In the event the Partnership will be the subject of an income tax audit by any federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Partnership Representative will be authorized to act for, and its decision will be final and binding upon, the Partnership and each Partner thereof. It is acknowledged that the actual designations herein are made on Form 1065 or successor form for each year that the Partnership files, if applicable, such form.

(ii)The Partners acknowledge and agree that it is the general intention of the Partners to minimize any obligations of the Partnership to pay taxes and interest in connection with any audit of the Partnership, including, if the Partnership Representative so determines, by means of elections under any BBA provision (such as the so-called “push out” election under Section 6226). The Partners agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Partnership Representative and making elections and filing amended returns reasonably requested by the Partnership Representative, by paying any applicable taxes, interest and penalties, to give effect to the preceding sentence, and by undertaking any other action reasonably requested by the Partnership or the General Partner in connection with any elections made by the Partnership Representative or as determined to be reasonably necessary by the Partnership Representative under any BBA provision.
(iii)The Partnership shall make any payments it may be required to make under any BBA provision and, in the Partnership Representative’s reasonable discretion, allocate any such payment among the current or former Partners of the Partnership for the “reviewed year” to which the payment relates in a manner that reflects the current or former Partners’ respective interests in the Partnership for that year and any other factors taken into account in determining the amount of the payment. To the extent payments are made by the Partnership on behalf of or with respect to a current Partner in accordance with this Section 3.14(b), such amounts shall, at the election of the Partnership Representative, (x) be applied to and reduce the next distribution(s) otherwise payable to that Partner under this Agreement, (y) be reimbursed to the Partnership by reducing such Partner’s Capital Account, or (z) be paid by that Partner to the Partnership within thirty days of written notice from the Partnership Representative requesting the payment. In addition, if any such payment is made on behalf of or with respect to a former Partner, that Partner shall pay over to the Partnership an amount equal to the amount of such payment made on behalf of or with respect to it within thirty days of written notice from the Partnership Representative requesting the payment. Any amounts required to be paid by any current or former Partner to the Partnership pursuant to this Section 3.14(b) that have not been paid within thirty days of written notice from the Partnership Representative requesting such payment shall accrue interest at the Treasury Bill Rate (or any substantially similar rate selected by the General Partner in its discretion) plus 2% per annum from the date that the payment was made on behalf of or with respect to such Partner until the date that such amount is paid to the Partnership.
(iv)Each Limited Partner further agrees that such Limited Partner will not independently act with respect to tax audits or tax litigation affecting the Partnership, unless the prior written consent of the General Partner has been obtained. Each Limited Partner also acknowledges that notwithstanding anything contained in the applicable law governing this Agreement and the terms of this Agreement, the Partnership Representative has the sole and exclusive authority to represent the Partnership before the Internal Revenue Service and the courts of applicable jurisdiction.
(v)Any cost or expense incurred by the Partnership Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, will be paid by the Partnership, and the Partnership Representative shall be entitled to be indemnified by the Partnership (solely out of Partnership assets) with respect to any action brought against it in connection with the settlement of any such proceeding.
(vi)The provisions contained in this Section 3.14(b) shall survive the winding up and dissolution of the Partnership and the withdrawal of any Partner or the Transfer of any Partner’s Interest and shall apply to any current or former Partner.

(c)Tax Elections. Subject to Section 3.14(b), the General Partner may, in its sole discretion, make, refrain from making, or revoke all tax elections which it is entitled to make on behalf of the Partnership and the Limited Partners for United States federal, state, local, foreign and other tax purposes, including, without limitation, the election referred to in Code Sections 475(f) and/or 754 or any similar provisions of state, local, or foreign tax law, the determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Partnership. In the event that any election under the Code is made, each Partner will furnish the Partnership with all information necessary to give effect to such election. Notwithstanding the foregoing, the General Partner shall not make an election under Regulations § 301.7701-3(c) to cause the Partnership to be treated as a corporation for United States federal income tax purposes or any analogous election for state or local income tax purposes without the written consent of all of the Limited Partners.
(d)Tax Forms and Information. If requested by the General Partner, each Limited Partner shall deliver to the General Partner any forms, certificate, affidavits, or information to determine the Limited Partner is not subject to withholding under the provisions of any U.S. federal, state, local, or non-U.S. law or otherwise reasonably by the General Partner, including in connection with compliance with any FATCA or BBA provision. If a Limited Partner fails to comply with any such request by the General Partner, the General Partner may deduct or withhold amounts or make tax payments from or with respect to such Limited Partner in accordance with Section 3.6(c) to the extent any withholding or tax obligation is imposed on the Partnership and is attributable to such Limited Partner’s noncompliance
(e)AEOI Compliance. In order to comply with AEOI, and, if necessary, to reduce or eliminate any risk that the Partnership or its Limited Partners are subject to withholding taxes pursuant to AEOI or incur any costs or liabilities associated with AEOI, the General Partner may cause the Partnership to undertake any of the following actions:
(i)compulsorily withdraw any or all of the Interests held by a Limited Partner either (x) where the Limited Partner fails to provide (in a timely manner) to the General Partner and/or the Partnership, or any agent or delegate of the General Partner and/or the Partnership, including but not limited to, any administrator, any information requested by the General Partner and/or the Partnership or such agent or delegate pursuant to AEOI; or (y) where there has otherwise been non-compliance by the Partnership with AEOI whether caused, directly or indirectly, by the action or inaction of such Limited Partner, or any related person, or otherwise;
(ii)deduct from, or hold back, compulsory repurchase proceeds, or distributions, in order to:
(A)comply with any requirement to apply and collect withholding tax pursuant to AEOI;
(B)allocate to a Limited Partner an amount equal to any withholding tax imposed on the Partnership as a result of the Limited Partner’s, or any related person’s, action or inaction (direct or indirect), or where there has otherwise been non-compliance by the Partnership with AEOI;
(C)ensure that any AEOI related costs, debts, expenses, obligations or liabilities (whether external, or internal, to the Partnership) are recovered from the Limited Partner(s) whose action or inaction (directly or indirectly, including the action or inaction of any person related to such Limited Partner) gave rise or contributed to such costs or liabilities;

(iii)in order to give effect to the requirements imposed upon the Partnership by AEOI, including the actions contemplated by clauses (i) and (ii) above, the General Partner may:
(A)re-name any number of Interests (whether issued or unissued) as AEOI Interests, create a separate account with respect to such AEOI Interests and apply any AEOI related costs, debts, expenses, obligations or liabilities (whether external, or internal, to the Partnership) to such separate account; and/ or
(B)allocate any AEOI costs, debts, expenses, obligations, liabilities or withholding tax among separate accounts on a basis determined solely by the General Partner; and/or
(C)adjust the Capital Account of any relevant Interest.
(f)AEOI; Disclosure of Information. Notwithstanding any other clause, in order to comply with AEOI, the General Partner shall be entitled to release and/or disclose on behalf of the Partnership to the Cayman Islands Tax Information Authority or equivalent authority and any other foreign government body as required by AEOI, any information in its or its agents’ or delegates’ possession regarding a Limited Partner including, without limitation, financial information concerning the Limited Partner’s investment in the Partnership, and any information relating to any shareholders, principals, partners, beneficial owners (direct or indirect) or controlling persons (direct or indirect) of such Limited Partner. The General Partner may also authorize any third party agent including but not limited to, the administrator to release and/or disclose such information on behalf of the Partnership.
Section 3.15Distributions.
(a)General Partner Determines Distributions. Subject to Section 5.2 and Section 6.2, the amount, form and timing of any distributions from the Partnership are determined by the General Partner.
(b)No Distributions in Violation of Law. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, may not make a distribution to any Partner on account of such Partner’s Interest if such distribution would violate the ELP Law or other applicable law.
Article IV

MANAGEMENT
Section 4.1Duties and Powers of the General Partner.
(a)Management Generally. Subject to the terms and conditions of this Agreement, the General Partner has complete and exclusive power and responsibility, to the fullest extent permitted by the ELP Law (i) for all investment and investment management decisions to be undertaken on behalf of the Partnership and (ii) for managing and administering the affairs of the Partnership, and has the power and authority to do all things that the General Partner considers necessary or desirable to carry out its duties hereunder and to achieve the purposes of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner shall use commercially reasonable efforts to avoid engaging in any activity or taking any action that would cause Greenlight Re or GRIL to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, including investing in any asset that (i) does not qualify for the trading safe harbor provided in Section 864(b)(2) of the Code and the Treasury Regulations

promulgated thereunder, or (ii) would be considered a United States real property interest for purposes of Section 897 of the Code.
(b)Authority of the General Partner. Without limiting the generality of the General Partner’s duties and obligations hereunder and notwithstanding anything to the contrary contained herein (subject to the Investment Guidelines), the General Partner has full power and authority to execute, deliver and perform such contracts, agreements and other undertakings on behalf of the Partnership, without the consent or approval of any other Partner, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business and affairs of the Partnership, including, without in any manner limiting the generality of the foregoing, executing, delivering and performing (i) contracts, agreements, undertakings and transactions with any Partner or with any other Person having any business, financial or other relationship with any Partner or Partners, (ii) agreements with each Limited Partner in connection with its purchase of a Limited Partner Interest, (iii) any agreements to induce any Person to purchase a Limited Partner Interest and (iv) the Investment Advisory Agreement delegating to the Investment Advisor certain of the powers and authority vested by this Agreement in the General Partner as the General Partner and the Investment Advisor may agree from time to time, each without any further act, approval or vote of any Person.
(c)Guidelines. Notwithstanding any provision of this Agreement to the contrary, the General Partner hereby agrees that (i) the Assets included in Greenlight Re’s Investment Portfolio will satisfy the investment guidelines of Greenlight Re attached hereto as Exhibit 4.1(c)-1, as such guidelines may be amended from time to time by the Board of Greenlight Re, and provided in writing to the General Partner or the Investment Advisor (the “Greenlight Re Guidelines”), and (ii) the Assets included in GRIL’s Investment Portfolio will satisfy the investment guidelines of GRIL attached hereto as Exhibit 4.1(c)-2, as such guidelines may be amended from time to time by the Board of GRIL, and provided in writing to the General Partner or the Investment Advisor (the “GRIL Guidelines”, and together with the Greenlight Re Guidelines, the “Guidelines”). For the avoidance of doubt, the Parties hereby acknowledge and agree that (x) the Greenlight Re Guidelines do not apply to any Assets that are not included in Greenlight Re’s Investment Portfolio, and (y) the GRIL Guidelines do not apply to any Assets that are not included in GRIL’s Investment Portfolio. The General Partner shall not, except as otherwise approved by Greenlight Re or GRIL in writing, effect any investment transactions which would cause the Assets included in a Limited Partner’s Investment Portfolio to violate such Limited Partner’s Guidelines or other investment restrictions from time to time imposed by applicable regulation (as determined in good faith by the applicable Board) or adopted by the applicable Board; provided that such Guidelines and investment restrictions are communicated in writing to the General Partner. The General Partner may designate certain investments as Designated Securities in order to comply with the applicable Guidelines and investment restrictions. The Investment Portfolio of each Partner will not exceed the product of (a) such Partner’s surplus (Greenlight Re Surplus or GRIL Surplus, as the case may be) multiplied by (b) the Investment Cap, and the General Partner will designate any portion of a Partner’s Investment Portfolio as Designated Securities to effectuate such limit.
(d)Compliance with Applicable Law. For so long as the Partnership exists, the General Partner and the Investment Advisor will comply in all material respects with all laws, rules and regulations applicable to the Partnership, the General Partner and the Investment Advisor; provided, however, that this covenant shall not be deemed to have been breached or violated unless such non-compliance with applicable laws, rules and regulations has a material adverse impact on the Partnership, the General Partner or the Investment Advisor.

Section 4.2Management Fees.
(a)Management Fee. Pursuant to the Investment Advisory Agreement, the Investment Advisor is entitled to receive from the Partnership, as compensation for the Investment Advisor’s services to the Partnership, the Management Fee. All applicable Management Fees accrue from the Commencement Date and are payable monthly in advance on the first day of the month.
(b)No Pro Rated Management Fees. Management Fees shall not be prorated with respect to capital contributions made to the Partnership after the commencement of a month or withdrawals prior to the end of a month.
(c)Right to Reduce or Eliminate Management Fee. The Investment Advisor, in its sole discretion, may waive or reduce the Management Fee with respect to (i) Limited Partners that are affiliated with the Investment Advisor, the General Partner and others, including Special Limited Partners, and (ii) a Limited Partner’s interest in certain Designated Securities selected by the Investment Advisor. Except with respect to certain Designated Securities, in the event the Investment Advisor agrees to waive or reduce the Management Fee rate in respect of any Limited Partner other than a Special Limited Partner, for any calendar month, the General Partner agrees that it shall cause the other Limited Partners to be offered an equivalent waiver or reduction for such calendar month.
Section 4.3Expenses.
(a)General Partner and Investment Advisor Pay Their Own Expenses. Subject to Section 4.3(c), each of the General Partner and the Investment Advisor shall pay all of its own operating and over-head costs.
(b)Partnership Expenses. The Partnership shall pay non-administrative costs and expenses arising in connection with its operations. Such expenses payable by the Partnership include, without limitation, the following:
(i)all costs and expenses directly related to portfolio investments or prospective investments and operations of the Partnership, including brokerage and other transaction costs, data fees, clearing and settlement charges, outsourced trading service expenses, trade break fees, research (including research-related travel expenses incurred with respect to specific potential or existing investments) and brokerage products and services (including market data terminals, risk management services and order management systems), legal fees and other expenses in connection with conducting due diligence and negotiating the terms of investments (including investment-related travel expenses incurred with respect to specific potential or existing investments), regardless of whether such investments are consummated, custodial fees, administrator fees and expenses, third party valuation services, expenses and costs of expert networks, expenses and costs of obtaining surveys, analysis or other data sets from third parties related to prospective investments or sectors in which the Partnership may invest, fees of professional advisors, investment managers and consultants, initial and variation margin, interest and commitment fees on debit balances or borrowings, stock borrowing fees, borrowing charges on Securities sold short, proxy solicitation expenses, and any issue or transfer taxes chargeable in connection with any securities transactions;
(ii)any entity level taxes (including pursuant to any BBA provision) and fees and withholding or transfer taxes imposed on the Partnership or any of its Partners, including interest and penalties thereon;

(iii)any governmental, regulatory, licensing, filing or registration fees (including any costs incurring in preparing and/or submitting filings and licenses) incurred in compliance with the rules of any self-regulatory organization or any federal, state or local laws;
(iv)any interest due to Partners in connection with capital withdrawals;
(v)any indemnification expenses and any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation that involves the Partnership’s activities or is instituted against the Partnership or any Covered Person in its capacity as such;
(vi)the cost of the audit of the Partnership’s financial statements and the preparation of its tax returns and expenses incurred in connection with obtaining legal, tax and accounting advice and the advice of other consultants and experts on behalf of the Partnership (including any costs associated with FATCA compliance) or by the Partnership Representative when acting in the capacity as such;
(vii)the fees and expenses of the Partnership’s accountants in connection with accounting advice relating to the Partnership’s day-to-day affairs and all costs related to the keeping of the books and records of the Partnership;
(viii)the fees and expenses of the Partnership’s administrator in connection with the administrative services provided to the Partnership;
(ix)the fees and expenses of the Partnership’s counsel in connection with advice directly relating to the Partnership’s legal affairs;
(x)the costs of any outside appraisers, accountants, attorneys or other experts engaged by the General Partner or the Investment Advisor as well as other expenses directly related to the Partnership’s investment program;
(xi)all costs and expenses associated with the organization of the Partnership and the offering of Interests, including legal and accounting fees, printing costs, travel and out-of-pocket expenses and compliance with any applicable federal and state laws;
(xii)the costs and expenses of holding any meetings of Partners which are required to be held under the terms of this Agreement or by law;
(xiii)the costs of any liability insurance and fidelity bonds obtained on behalf of the Partnership, the General Partner or the Investment Advisor and any officers’ and directors’ insurance; and
(xiv)all costs and expenses associated with reporting and providing information to existing and prospective Partners, including updates to offering documents.
Any of the above-listed expenses may be specially allocated among the Partners as provided elsewhere in this Agreement. The General Partner, the Investment Advisor or any of their Affiliates are entitled to reimbursement from the Partnership for any of the above expenses paid by them on behalf of the Partnership; provided that, the General Partner or the Investment Advisor may, in its sole discretion, absorb any or all of such expenses incurred on behalf of the Partnership or have an Affiliate absorb such expenses on behalf of the Partnership. If the

General Partner, the Investment Advisor or any of their Affiliates incur any of the expenses mentioned in Section 4.3(b) above for the account of the Partnership and any other Managed Account, then the General Partner shall allocate such expense among the Partnership and each such Managed Account in proportion to the size of the investment made by each in the activity or entity to which the expense relates, or in such other manner as the General Partner considers fair and reasonable.
Notwithstanding anything herein to the contrary, all expenses incurred directly in connection with the creation and maintenance of the accounting records for the Partnership shall be paid for or reimbursed by the General Partner.
(c)Investment Advisor Expenses. In consideration for the Management Fee, the Investment Advisor shall pay all administrative costs and expenses (but not the fees, costs or expenses of the administrator of the Partnership) arising in connection with the operation of the Partnership (except to the extent provided through “soft dollars” generated through the Partnership). Such expenses payable by the Investment Advisor include, without limitation, the following:
(i)all costs and expenses related to the rental of office space and all utility payments related to such space;
(ii)specific expenses incurred in obtaining systems, research and other information utilized for portfolio management purposes that facilitate valuations and accounting, including the costs of statistics and pricing services, service contracts for quotation equipment and related hardware and software; and
(iii)all costs and expenses associated with administrative services and secretarial, clerical and other personnel on behalf of the Partnership.
(d)“Soft Dollars”. Each of the General Partner and the Investment Advisor are entitled to use “soft dollars” generated by the Partnership to pay for certain of its (and its Affiliates) own operating and overhead costs, including payment of all or a portion of the General Partner’s and Investment Advisor’s (and their Affiliates’) costs and expenses of operation such as research and brokerage products and services (including market data terminals, risk management services and order management systems) that fall within Section 28(e) of the Exchange Act, legal and accounting fees, quotation services, periodical subscription fees and all other trading related expenses. Use of “soft dollars” by the General Partner or the Investment Advisor as described herein does not constitute a breach by the General Partner or Investment Advisor of any fiduciary or other duty which the General Partner or Investment Advisor may be deemed to owe to the Partnership or its Partners.
Section 4.4Rights of Limited Partners; No Other Investment Advisor.
(a)Rights of Limited Partners. The Limited Partners shall not take part in the management, control or conduct of the Partnership’s business and have no right or authority to act for the Partnership or to vote on matters other than the matters set forth in this Agreement or as required by applicable law.
(b)No Other Investment Advisor. During the term of the Investment Advisory Agreement, none of the Limited Partners or Greenlight Capital Re, shall engage a Person, other than the General Partner or the Investment Advisor or, with the prior written consent of the

General Partner, an Affiliate of the General Partner, to act as its general partner or investment advisor or in a similar capacity; provided, however, that:
(i)if both (x) the Board of Greenlight Re declares that Greenlight Re Cause exists, and (y) Greenlight Re, as authorized by its Board, has submitted an irrevocable withdrawal request for Greenlight Re’s entire Capital Account in the Partnership, then Greenlight Re shall be entitled to engage a Person other than the General Partner or the Investment Advisor to manage its investable assets; and
(ii)if both (x) the Board of GRIL declares that GRIL Cause exists, and (y) GRIL, as authorized by its Board, has submitted an irrevocable withdrawal request for GRIL’s entire Capital Account in the Partnership, then GRIL shall be entitled to engage a Person other than the General Partner or the Investment Advisor to manage its investable assets.
Section 4.5Other Activities of Partners.
(a)Commitment. The General Partner is not required to devote its full time to the affairs of the Partnership, but must devote such of its time to the business and affairs of the Partnership as it, in its discretion exercised in good faith, determines to be necessary to conduct the affairs of the Partnership for the benefit of the Partnership and the Partners.
(b)Other Activities. Each Partner agrees that any other Partner and any partner, manager, director, officer, shareholder, member, Affiliate or employee of any Partner, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including management of other accounts, investment in, or financing, acquisition and disposition of, Securities, investment and management counseling, brokerage services, serving as directors, officers, advisers or agents of other companies, partners of any partnership, or trustee of any trust, or entering into any other commercial arrangements, whether or not any such activities may conflict with any interest of the parties with respect to the Partnership.
(c)Certain Transactions. It is expressly understood that the General Partner and its Affiliates may effect investment transactions for their own account and for Managed Accounts which may or may not be affiliated with the Partnership or any Partner, and the Partners further understand and agree that nothing herein shall restrict the ability of the General Partner or its Affiliates to engage in any such transactions, notwithstanding the fact that the Partners may have, by virtue of this Agreement or otherwise, or may take a position of any kind; provided, however, that the Partnership shall not, without the prior written consent of the applicable Board, either (i) purchase any Asset from the General Partner, or sell any Asset to, the General Partner or any Managed Account which the General Partner or an Affiliate is the investment advisor to or is otherwise a beneficial owner of or (ii) enter into any transaction that would constitute a “principal transaction” under the Advisers Act; provided further, however, that failure to obtain such prior written consent shall not be deemed a breach of this Agreement if the applicable Board ratifies such purchase or sale after the fact. Notwithstanding the foregoing, the General Partner or the Investment Advisor may cause the Partnership and Managed Accounts that invest in parallel therewith to enter into book account trades in the ordinary course of business transferring portions of investments among the Partnership and all such Managed Accounts in order to reflect changes in the size of the Partnership relative to the size of such Managed Accounts without the need for consent or ratification by the Board of any such trades.
(d)Managed Accounts. It is understood that when the General Partner or the Investment Advisor determines that it would be appropriate for the Partnership and one or more of the Managed Accounts to participate in an investment opportunity, the General Partner or the

Investment Advisor shall seek to execute orders for, or otherwise allocate such opportunities to, the Partnership and such Managed Accounts on an equitable basis. In such situations, the General Partner or the Investment Advisor may place orders for the Partnership and each Managed Account simultaneously and if all such orders are not filled at the same price, the General Partner or the Investment Advisor may cause the Partnership and each Managed Account to pay or receive the average of the prices at which such orders were filled for the Partnership and all other Managed Accounts. If all such orders cannot be fully executed under prevailing market conditions, the General Partner or the Investment Advisor, as applicable, may allocate among the Partnership and the Managed Accounts the securities traded in a manner which the it considers in its reasonable discretion equitable, taking into account the size of the order placed for the Partnership and each such Managed Account as well as any other factors which it deems relevant. However, neither General Partner nor the Investment Advisor is obligated to devote any specific amount of time to its duties under this Agreement and is not required to accord exclusivity or priority to the Partnership in the event of limited investment opportunities arising from the application of speculative position limits or other factors.
(e)Waiver. The parties hereto hereby waive, and covenant not to sue on the basis of, any law (statutory, common law or otherwise) respecting the rights and obligations of the Partners inter se which is or may be inconsistent with this Section 4.5.
(f)Lower Fee Arrangements. In the event that from and after the Commencement Date (i) the General Partner or any of its Affiliates enters into a written agreement (other than a written agreement with an Excluded Party), (ii) any fund or account managed by the General Partner or any of its Affiliates issues a new class of interest (other than to an Excluded Party), or (iii) the General Partner or any of its Affiliates forms a new fund, partnership, special purpose vehicle or managed account (other than for an Excluded Party), in any case, which written agreement, new class of interest, or new fund, partnership, special purpose vehicle or managed account provides either (x) a management fee that is lower than 1.5% per annum, or (y) an incentive or performance allocation at a rate that is lower than 20% (any such written agreement, new class of interest, new fund, partnership, special purpose vehicle of managed account being a “Lower Fee Arrangement”), the General Partner shall give the Limited Partners prompt notice of such Lower Fee Arrangement and the Limited Partners shall have 30 days to elect to receive an equivalent benefit on a prospective basis; provided, however, that a Lower Fee Arrangement shall not include (A) any fund or account managed by Greenlight Masters, LLC, and (B) any fund or account that is below its “high water mark”.
Section 4.6Duty of Care; Indemnification.
(a)Exculpation. To the fullest extent permitted under applicable law, no Covered Person shall be liable to the Partnership or to any of the Partners or their shareholders for any liabilities, obligations, losses, costs, damages, expenses, claims, judgments, amounts paid in settlement and reasonable attorney’s fees and expenses (collectively, “Losses”) arising (i) by reason of being or having been a Covered Person or (ii) from any act or omission of any Covered Person in connection with this Agreement, the Investment Advisory Agreement or the Partnership’s business or affairs (including any error in judgment in making any investment decisions including Losses due to the negligence of brokers or other agents of the Partnership), except for (x) acts or omissions by such Covered Person which constitute Gross Negligence, willful misconduct or reckless disregard of such Covered Person’s obligations under this Agreement, (y) a breach of the applicable Guidelines by the General Partner or the Investment Advisor, which breach is not cured within 15 days of the earlier of (A) the date on which the General Partner becomes aware of such breach, and (B) the date on which the General Partner receives a written notice of such breach from the applicable Limited Partner or an authorized representative of such Limited Partner; or (z) breaches of Section 5.2 hereof, in each case, as finally determined by a court having proper jurisdiction and after all appeals are resolved or exhausted.
Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4.6(a) shall not be construed so as to provide for the exculpation of any Covered Person for any liability (including liability under U.S. federal or state securities laws (which includes liability for violation of the anti-fraud provisions contained in Section 206 of the Advisers Act) which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4.6(a) to the fullest extent permitted by applicable law.
(b)Indemnification. The Partnership shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Covered Person from and against any Losses to which such Covered Person may become subject (i) by reason of being or having been a Covered Person or (ii) in connection with any matter arising out of or in connection with this Agreement, the Investment Advisory Agreement or the Partnership’s business or affairs; provided, however, that no Covered Person shall be entitled to any such indemnification with respect to any Loss which was caused by (i) such Covered Person’s Gross Negligence, willful misconduct or reckless disregard of any of such Covered Person’s obligations under this Agreement, (ii) a breach of the applicable Guidelines by the General Partner or the Investment Advisor, which breach is not cured within 15 days of the earlier of (x) the date on which the General Partner becomes aware of such breach, and (y) the date on which the General Partner receives a written notice of such breach from the applicable Limited Partner or an authorized representative of such Limited Partner; or (iii) breaches of Section 5.2 hereof. The Partnership shall advance to any Covered Person the reasonable costs and expenses of investigating and/or defending such claim subject to receiving a written undertaking from the Covered Person to repay such amounts if and to the extent of any subsequent determination by a court or other tribunal of competent jurisdiction that the Covered Person was not entitled to indemnification hereunder. Notwithstanding the foregoing, the Partnership shall not be liable hereunder for any settlement of any action or claim effected without its consent thereto, which will not be unreasonably withheld. The General Partner in its sole discretion may obtain appropriate insurance on behalf of the Partnership to secure the Partnership’s obligations hereunder. The Partners intend that each Covered Person be entitled to be indemnified under this Agreement and shall have the right to enforce such indemnification as though it was a party hereto.
Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4.6(b) shall not be construed so as to provide for the indemnification of any Covered Person for any liability (including liability under U.S. federal or state securities laws (which includes liability for violation of the anti-fraud provisions contained in Section 206 of the Advisers Act) which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 4.6(b) to the fullest extent permitted by applicable law.
(c)Acknowledgment. Neither the General Partner nor the Investment Advisor has made and neither of them makes any guarantee whatsoever as to the success or profitability of the General Partner’s or the Investment Advisor’s trading methods and strategies, and the Limited Partners each acknowledge that it has received no such guarantee from the General Partner, the Investment Advisor or any Covered Person, and has not entered into this Agreement in consideration of or in reliance upon any such guarantee or similar representation from the General Partner, the Investment Advisor or any Covered Person.
(d)General Partner Indemnity. The General Partner shall indemnify and hold harmless each of the Limited Partners against any Losses which were caused by (i) the General Partner’s or the Investment Advisor’s fraud, Gross Negligence, willful misconduct or reckless disregard of any of the General Partner’s or the Investment Advisor’s obligations under this Agreement; (ii) for a breach of the applicable Guidelines by the General Partner or the Investment Advisor, which breach is not cured within 15 days of the earlier of (x) the date on which the General Partner becomes aware of such breach, and (y) the date on which the General Partner receives a notice of such breach from the applicable Limited Partner or an authorized representative of such Limited Partner; or (iii) for breaches of Section 5.2 hereof.
(e)Insurance Proceeds. The amount which any indemnifying party is required to pay to, or for the benefit of, an indemnified person under this Section 4.6 will be reduced (including, without limitation, retroactively) by any insurance proceeds which are actually paid by, or on behalf of, the indemnified party in reduction of the related Losses.
(f)Contribution. If the indemnity provided for in Section 4.6 and to which a Covered Person is otherwise entitled is unavailable to such Covered Person in respect of any Losses referred to therein, then each Limited Partner, to the extent of its Interest only, in lieu of indemnifying such Covered Person, shall contribute to the amount paid or payable by such Covered Person as a result of such Losses in the proportion the total capital of the Partners in the Partnership (exclusive of the balance in the Covered Person’s Capital Account (or the Capital Account of the General Partner if the Covered Person is not a Partner)) bears to the total capital of the Partnership (including the balance in Covered Person’s Capital Account (or the Capital Account of the General Partner if the Covered Person is not a Partner), which contribution shall be treated as an expense of the Partnership calculated as if the General Partner’s Capital Account balance was equal to zero.
Section 4.7Fiduciary Duties; Discretion.
(a)Reliance on Agreement. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any Partner, such Covered Person acting under this Agreement is not liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.
(b)Conflicts. To the fullest extent permitted by law, unless otherwise expressly provided for herein, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or a Limited Partner on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the General Partner must act in a manner which is, or provide terms which are, fair and reasonable to the Partnership, or any Limited Partner, the General Partner must resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party, including its own interest, to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner do not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the General Partner at law or in equity or otherwise.

(c)Discretion. To the fullest extent permitted by law, except as provided elsewhere in this Agreement, whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Person is entitled to consider only such interests and factors as it desires, including its own interests, and has no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its “good faith” or under another express standard, then such Person acts under such express standard and is not subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.
Section 4.8Hedging Transactions.
(a)General. From time to time, a Limited Partner may wish to enter into transactions to hedge (“Hedging Transactions”) their respective exposure to fluctuations in foreign exchange rates with respect to loss reserves attributable to such Limited Partner’s Interest.
(b)Sub-Accounts. In connection with such Hedging Transactions, the General Partner shall establish one or more sub-Capital Accounts (each, a “Sub-Account”) for the purpose of recording and tracking such Hedging Transactions.
(c)Amounts Not Included in Calculations. Notwithstanding any provision of this Agreement to the contrary (i) any profits or losses in connection with the Hedging Transactions shall not be included in the calculation of the Performance Allocation, and (ii) the net equity, if any, of the Sub-Account shall not be included in the calculation of the Management Fee.
(d)Authorized Persons. Each of the persons set forth on Schedule 4.8(d), acting individually, shall be authorized to instruct the General Partner or the Investment Advisor to enter into, close out and otherwise deal with, Hedging Transactions on behalf of the Partnership.
(e)Termination. This arrangements set forth under this Section 4.8 may be terminated by any of the Partners at any time, with or without cause, by delivering written notice of such termination to the General Partner.
Article V

ADMISSIONS, TRANSFERS AND WITHDRAWALS
Section 5.1Admission of Partners.
(a)Admission of Limited Partners.
(i)The General Partner may, with the prior unanimous written consent of the Limited Partners, as of the first day of any calendar month, or at such other times as the General Partner may determine, admit as a Limited Partner any Person who executes this Agreement or any other writing evidencing the intent of such Person to become a Limited Partner, unless the investment by such Limited Partner in the Partnership would have any of the effects described in clauses (i) through (vi) of Section 5.3(c) herein.
(ii)During the term hereof, each of the Limited Partners and Greenlight Capital Re shall, and shall use their respective commercially reasonable efforts to cause any of their respective subsidiaries that are formed before or after the Commencement Date to become Limited Partners and contribute substantially all of their investable assets (as contemplated by Section 3.1(c) hereof) to the Partnership.

(b)Admission of Additional General Partners. No additional general partner may be added without the prior written consent of the Limited Partners, which consent shall not be unreasonably withheld, and such additional general partner may only be added if it agrees to be bound by all of the terms of this Agreement and such admission would not have any of the effects described in clauses (i) through (vi) of Section 5.3(c) hereof.
(c)Substitute General Partners. Notwithstanding Section 5.1(b), any Person to whom a General Partner has transferred its General Partner Interest in accordance with Section 5.4 will be admitted to the Partnership as a substitute General Partner without the consent of the Limited Partners.
Section 5.2Withdrawal of Interests of Partners.
(a)General. The Interest of a Partner may not be withdrawn from the Partnership prior to its termination except as provided in this Section 5.2.
(b)Limited Partner Withdrawals. Subject to the obligations of the Limited Partners set forth in Section 3.1(c), a Limited Partner may voluntarily withdraw all or part of its Capital Account as of the close of business on any Business Day. If a Limited Partner wishes to withdraw funds, it must give written notice to the General Partner at least 3 Business Days prior to the proposed withdrawal date indicating the amount to be withdrawn from such Limited Partner’s Capital Account in such notice. The General Partner may with respect to such request, in its reasonable discretion, waive the foregoing notice requirement.
(c)Force Majeure. The General Partner shall not be liable for failure to perform or delay in performing under this Section 5.2 when such failure or delay is due to Force Majeure, so long as the General Partner uses its commercially reasonable efforts to cure such event or occurrence as soon as practicably as possible.
(d)Withdrawal Payments. Upon receipt by the General Partner of a Partner’s notice of intention to make a withdrawal from the Partnership, the General Partner shall have the discretion to manage the Assets in a manner that would provide for cash being available to satisfy such Partner’s request for withdrawal. The General Partner may effect withdrawal payments (i) in cash, (ii) in kind, or (iii) in any combination of the foregoing; provided that the General Partner will use its commercially reasonable efforts to make any such settlement in cash unless otherwise requested by the Partner. Notwithstanding the foregoing, each of the Partners acknowledges that a substantial amount of withdrawals by one or more Partners could require the General Partner to liquidate positions in order to raise cash necessary to fund the withdrawals at a time when market conditions are adverse or when such liquidations are otherwise not in the best interests of non-withdrawing Partners.
(e)Reserves. The right of any Partner to withdraw or of any Partner to have distributed an amount from its Capital Account pursuant to the provisions of this Section 5.2 is subject to the provision by the General Partner for all Partnership liabilities and for reserves for contingencies provided for in Section 3.7 herein.
(f)No Rights After Withdrawal. A withdrawing Partner does not share in the income, gains and losses of the Partnership or have any other rights or obligations as a Partner after the effective date of its withdrawal except as provided in Section 3.7.
(g)Withdrawals for Cause.
(i) Notwithstanding any provision of this Agreement to the contrary, if both (x) the Board of Greenlight Re declares that Greenlight Re Cause exists, and (y)

Greenlight Re, as authorized by its Board, has submitted an irrevocable withdrawal request for its entire Capital Account in the Partnership, Greenlight Re may withdraw as a Partner and fully withdraw all of its Capital Account from the Partnership on 3 Business Days’ notice.
(ii)Notwithstanding any provision of this Agreement to the contrary, if both (x) the Board of GRIL declares that GRIL Cause exists, and (y) GRIL, as authorized by its Board, has submitted an irrevocable withdrawal request for its entire Capital Account in the Partnership, GRIL may withdraw as a Partner and fully withdraw all of its Capital Account from the Partnership on 3 Business Days’ notice.
(h)Optional Withdrawal Right. (i) Notwithstanding any provision of this Agreement to the contrary, if at least 90 days prior to the then-current Greenlight Re Relevant Date, Greenlight Re, as authorized by its Board, submits an irrevocable withdrawal request for its entire Capital Account in the Partnership, Greenlight Re may withdraw as a Partner and fully withdraw all of its Capital Account from the Partnership on the then-current Greenlight Re Relevant Date. The term “Greenlight Re Relevant Date” initially means the third anniversary of this Agreement, and, if Greenlight Re has not fully withdrawn as a Partner as of such date, the “Greenlight Re Relevant Date” shall be extended for successive three-year periods until Greenlight Re shall have fully withdrawn as a Partner.
(i)(ii)     Notwithstanding any provision of this Agreement to the contrary, if at least 90 days prior to the then-current GRIL Relevant Date, GRIL, as authorized by its Board, submits an irrevocable withdrawal request for its entire Capital Account in the Partnership, GRIL may withdraw as a Partner and fully withdraw all of its Capital Account from the Partnership on the then-current GRIL Relevant Date. The term “GRIL Relevant Date” initially means the third anniversary of this Agreement, and, if GRIL has not fully withdrawn as a Partner as of such date, the “GRIL Relevant Date” shall be extended for successive three-year periods until GRIL shall have fully withdrawn as a Partner.
(j)Commercially Reasonable Efforts. In connection with any withdrawal pursuant to Section 5.2(g) or Section 5.2(h) above, the General Partner and the Investment Advisor will use all commercially reasonable efforts to follow the direction of the Greenlight Re Board, or the GRIL Board, as the case may be, with respect to the disposition of the applicable Assets necessary to satisfy Greenlight Re’s, or GRIL’s, as the case may be, withdrawal; provided, however, that neither the General Partner nor the Investment Advisor makes any guarantee that it can comply with such directions.
(k)General Partner Withdrawals. The General Partner may not make any withdrawal from the Partnership if, after giving effect thereto, the value of the General Partner’s Capital Account, as a general partner of the Partnership, would be less than the General Partner Minimum. Subject to the foregoing, the General Partner may voluntarily withdraw part of its Interest at any time pursuant to this Section 5.2 without giving notice to the Limited Partners.
(l)Withdrawals and Distributions in General. A Partner shall cease to be a Partner (i) as of the effective date of the full withdrawal of such Partner’s Capital Account(s), (ii) as of the effective date of the Transfer of all of such Partner’s Interests in accordance with Section 5.3, or (iii) in the event of the winding up of the Partnership, as of the final distribution of the Assets of the Partnership. As of the effective date of a withdrawal, solely with respect to the withdrawal proceeds, a withdrawing Partner shall be considered a creditor of the Partnership and shall have no rights or obligations with respect to the Partnership except that such Partner shall (i) have the right to receive, as a creditor, withdrawal proceeds and, (ii) continue to be bound by the

Sections of this Agreement governing the payment of withdrawal proceeds, and (iii) continue to be subject to the ELP Law.
Section 5.3Transfer of Interests of Limited Partners.
(a)Restrictions on Transfer. Each Limited Partner agrees that it will not make or attempt to make any Transfer of its Interest that would violate this Section 5.3. In the event of any attempted Transfer of any Limited Partner’s Interest in violation of the provisions of this Section 5.3, without limiting any other rights of the General Partner under this Agreement or otherwise, such attempted Transfer shall be void ab initio and the General Partner shall have the right to require the withdrawal of such Limited Partner’s Interest.
(b)General Partner Consent Required for Transfer. No Transfer of any Limited Partner’s Interest, whether voluntary or involuntary, is valid or effective, and no transferee becomes a substituted Limited Partner, unless the prior written consent of the General Partner has been obtained, which consent may be withheld for any reason or for no reason in the sole discretion of the General Partner. In the event of any Transfer, all of the conditions of the remainder of this Section 5.3 must also be satisfied.
(c)Conditions to Transfer. No Transfer of any Limited Partner’s Interest, whether voluntary or involuntary, is valid or effective unless the General Partner in its sole discretion determines, after consultation with legal counsel, that such Transfer will not:
(i)require registration of any Interest under any securities laws of the United States of America, any state thereof or any other jurisdiction;
(ii)subject the Partnership or the General Partner to a requirement to register, under any securities or commodities laws of the United States of America, any state thereof or any other jurisdiction;
(iii)cause the Partnership to be treated as a “publicly traded partnership” for U.S. federal income tax purposes under Section 7704(b) of the Code;
(iv)result in the Partnership being considered an investment company under the Company Act;
(v)violate or be inconsistent with any representation or warranty made by the transferring Limited Partner at the time the Limited Partner subscribed to purchase an Interest; or
(vi)result in Assets being considered “plan assets” for purposes of ERISA.
The transferring Limited Partner, or its legal representative, must give the General Partner written notice before making any voluntary Transfer and promptly after any involuntary Transfer and must provide sufficient information to allow the General Partner to make the determination that the proposed Transfer will not result in any of the consequences referred to in clauses (i) through (vi) above.
(d)Admission of Substitute Limited Partners. Subsequent to receipt of the consent of the General Partner (which consent shall not be unreasonably withheld), an authorized transferee is entitled to the allocations and distributions attributable to the Interest transferred to such transferee and to transfer such Interest in accordance with the terms of this Agreement; provided, however, that such transferee is not entitled to the other rights of a Limited Partner as a result of such transfer until he or she becomes a substituted Limited Partner. No transferee, except with the consent of the General Partner (which consent may be withheld in its sole discretion), may become a substituted Limited Partner. If the General Partner withholds consent, a transferee will not have any of the rights of a Limited Partner, except that the transferee will be entitled to receive that share of capital or profits and to have the right of withdrawal to which such Limited Partner’s transferor would have been entitled and will remain subject to the other terms of this Agreement. A transferring Limited Partner remains liable to the Partnership as provided under applicable law regardless of whether such Limited Partner’s transferee becomes a substituted Limited Partner. Notwithstanding the above, the Partnership and the General Partner will incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until a written instrument of transfer has been received by the Partnership and recorded on its books and the effective date of the Transfer has passed.
(e)Transferees Bound. Any other provision of this Agreement to the contrary notwithstanding, any successor to any Limited Partner’s Interest is bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section 5.3, the General Partner in its sole discretion may require the transferring Limited Partner to execute and acknowledge an instrument of transfer in form and substance satisfactory to the General Partner, and may require the transferee to make certain representations and warranties to the Partnership and Partners and to accept, adopt and approve in writing all of the terms and provisions of this Agreement. A transferee becomes a substituted Limited Partner and succeeds to the portion of the transferor’s Capital Account relating to the Interest transferred effective upon the satisfaction of all of the conditions for such Transfer contained in this Section 5.3.
(f)Adjustment of Tax Basis. In the event of a Transfer or in the event of a distribution of assets of the Partnership to any Partner, the Partnership, in the absolute discretion of the General Partner, may, but is not required to, file an election under Section 754 of the Code and in accordance with the applicable Regulations, to cause the basis of the Partnership’s assets to be adjusted for federal income tax purposes as provided by Sections 734 or 743 of the Code.
(g)Certain Financing Arrangements. Notwithstanding the foregoing, the Partners acknowledge that a Limited Partner has or may in the future enter into financing arrangements pursuant to which it may grant to lenders a security interest in its Interest. The General Partner agrees to reasonably cooperate with such Limited Partner to effect the granting of such security interests, including without limitation, executing a deed of assignment, charge or similar agreement on reasonably acceptable terms including if possible the right to foreclose on such Limited Partner’s Interest.
Section 5.4Transfer of Interest of the General Partner.
(a)Restrictions on Transfer by General Partner. The General Partner may not transfer its General Partner Interest other than (i) pursuant to Section 5.4(b), (ii) pursuant to a transaction not deemed to involve an assignment of its investment management obligations within the meaning of the Advisers Act, or (iii) with the approval of all of the Limited Partners. By executing this Agreement, each Limited Partner is deemed to have consented to any such transfer permitted by clause (ii) of the preceding sentence.
(b)Certain Transfers. Notwithstanding Section 5.4(a), the General Partner may transfer its General Partner Interest to any equally creditworthy entity managed and controlled by it or its principal without the consent of the Limited Partners, and the transferee will be admitted to the Partnership as a substitute General Partner in accordance with Section 5.1(b). The General Partner must promptly notify the Limited Partners of any transfer pursuant to this Section 5.4(b).

(c)The General Partner shall file, or cause to be filed, any amended Section 10 Statement with the Cayman Islands Registrar of Exempted Limited Partnerships required to be filed pursuant to Section 10 of the ELP Law to give effect to the provisions of this Section 5.4.
Section 5.5Acknowledgments, Representations and Warranties.
(a)Each Partner acknowledges that:
(i)    The Interests have not been registered under the Securities Act.
(ii)    It must bear the economic risk of its investment in the Interest for an indefinite period of time because the Interests have not been registered under the Securities Act and, therefore, cannot be sold or otherwise transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and it will have no right to cause any registration of the Interests under the Securities Act.
(iii)    The Partnership will make investments that involve significant risks and there is no assurance as to the performance of, or rate of return on, any such investment.
(iv)    Neither the General Partner nor the Investment Advisor has provided legal or tax advice relating to the structure of the Interests and it has relied on its own professional advisors as to all matters relevant to the suitability of such structure.
(v)    The representations, warranties, covenants, undertakings and acknowledgments made by the Partners herein shall be relied upon by the General Partner in determining the Partner’s suitability as a purchaser of an Interest and the Partnership’s compliance with federal and state securities laws and shall survive the Partners’ admission as Partners.
(b)Each Partner represents and warrants and agrees with the Partnership, the General Partner and the Investment Advisor that:
(i)    It has the full power and authority to execute and deliver this Agreement and to purchase an Interest hereunder. The purchase of an Interest and execution and delivery of this Agreement have been duly authorized by all necessary action on its behalf, and this Agreement is valid, binding and enforceable against it in accordance with its terms.
(ii)    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any agreement or other instrument to which the Partner is a party or by which the Partner or any of its properties is bound, or any license, permit, franchise, judgment, decree, award, statute, rule or regulation applicable to the Partner or its properties.

(iii)    It is acquiring the Interest it is purchasing for investment purposes only, for its own account and not as nominee or agent for any other Person, and in any case not with a view to the sale or distribution of any or all thereof.
(iv)    It has no present intention of selling, granting a participation in, or otherwise distributing the same, and it will not offer, sell, transfer or assign such Interest or any interest therein in contravention of the Securities Act, any state or federal law or this Agreement, and it has no contract, understanding, agreement or arrangement with any Person to sell, transfer or grant a participation to such Person or any other Person, with respect to any or all of such Interest.
(v)    It is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(vi)    It was not formed for purposes of making its investment in the Interest and is neither required to register as an investment company under the Company Act, nor claiming exemption from registering as an investment company pursuant to Section 3(c)(1) or 3(c)(7) of the Company Act.
(vii)    It is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Company Act and the rules and regulations thereunder.
(viii)    To the knowledge of the Partner, the proposed investment in the Partnership that is being made on the Partner’s behalf is not an investment that contravenes United States federal, state, or other laws or regulations, including anti-money laundering laws (a “Prohibited Investment”); provided, that this representation and warranty shall not cover any actions taken or omitted to be taken by the General Partner, the Investment Advisor or any of their respective Affiliates.
(ix)    Neither the Partner nor, if applicable, any Related Person is a prohibited country, territory, person or entity named on an OFAC (U.S. Treasury Department’s Office of Foreign Assets Control) list. “Related Person” with respect to any entity, any director or senior officer of such entity.
(x)    Neither it nor, if applicable, any Related Person, is a foreign bank without a physical presence in any country other than a foreign bank that (A) is an affiliate of a depositary institution, credit union or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable, and (B) is subject to supervision by a banking authority in the country regulating such affiliated depositary institution, credit union, or foreign bank. A foreign bank described in the preceding clauses (A) and (B) is referred to herein as a “Regulated Affiliate”, and a foreign bank without a physical presence in any country that is not a Regulated Affiliate is referred to herein as a “Foreign Shell Bank”.
(xi)     Neither the Partner nor, if applicable, any Related Person, is resident in, or organized or chartered under the laws of, (1) a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), as warranting special measures due to money laundering concerns, or (2) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a Partner and with which designation the United States representative to the group or organization continues to concur (a “Non-Cooperative Jurisdiction”); (B) the subscription funds of the Partner do not originate from, nor will they be routed through, an account maintained at (1) a Foreign Shell Bank, (2) a foreign bank (other than a Regulated Affiliate) that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, or (3) a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction; and (C) neither the Partner nor, if applicable, any Related Person, is a senior foreign political figure, or any immediate family Partner or close associate of a senior foreign political figure, in each case within the meaning of the Patriot Act.
(xii)    Any distributions to it shall be paid to the same account identified to the General Partner as the account from which capital contributions to the Partnership will be made by the Partner to the Partnership and for distributions from the Partnership to the Partner, unless the General Partner, in its reasonable discretion, agrees otherwise.
(xiii)    It believes itself capable of evaluating the merits and risks of an investment in the Partnership because of its knowledge and experience in financial and business matters in general and in particular with respect to this type of investment, and is able to bear these risks, including, without limitation, the risk of loss of its capital contributions to the Partnership.
(xiv)    It has been furnished with, and has carefully read, this Agreement and has been given the opportunity to (i) ask questions of, and receive answers from, the General Partner concerning the terms and conditions of the offering and this Agreement and other matters pertaining to an investment in the Partnership, and (ii) obtain any additional information that the General Partner can obtain without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Partnership. In considering the investment in the Partnership, it has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Partnership, the General Partner, the Investment Advisor or any Affiliate thereof or any director, officer, employee, or agent of the General Partner, the Investment Advisor or any such Affiliate, other than as set forth in this Agreement, including without limitation its schedules and appendices and any information or documents referenced therein.
(xv)    it has received and reviewed Form ADV, Part 2 of the Investment Advisor, including disclosures set forth therein regarding conflicts of interests of the Investment Advisor, and, as applicable, the General Partner.

(xvi)    it agrees that the tax certifications, representations, warranties or covenants required to be provided and agreements required to be entered into hereunder shall survive the acceptance of its capital contribution to the Partnership and the winding up and dissolution of the Partnership, without limitation as to time. Without limiting the foregoing, the Partner agrees (a) to give the Partnership prompt written notice in the event that any tax statement, certification, representation, warranty or other information provided by the Partner herein or in any document required to be provided under this Agreement (including, without limitation, any forms W-9) ceases to be true at any time following the date hereof, and (b) from time to time to provide an updated tax statement, certification, representation, warranty or other information, as applicable.
(xvii)    The Partner agrees to provide the General Partner in a timely manner any additional tax information or documentation that the General Partner believes is required or will enable it or any affiliate of the foregoing to comply with or mitigate any of their respective tax reporting, tax withholding, and/or tax compliance obligations, or which may arise as a result of a change in law or in the interpretation thereof.
(xviii)    The Partner is not a “Benefit Plan Investor.” For these purposes, a “Benefit Plan Investor,” as defined under Section 3(42) of ERISA and any regulations promulgated thereunder, includes (a) an “employee benefit plan” that is subject to the provisions of Title I of ERISA; (b) a “plan” that is not subject to the provisions of Title I of ERISA, but that is subject to the prohibited transaction provisions of Section 4975 of the Code, such as individual retirement accounts and certain retirement plans for self-employed individuals; and (c) a pooled investment fund whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder because “employee benefit plans” or “plans” hold 25% or more of any class of equity interest in such pooled investment fund.
(xix)    The Partner hereby agrees and provides its consent to have the Partnership, the General Partner, the Investment Advisor, and/or any administrator electronically deliver Account Communications. “Account Communications” means all current and future account statements; this Agreement; notices (including privacy notices); annual audited financial statements; regulatory communications and other information, documents, data and records regarding the Partner’s investment in the Partnership. Electronic communication by the Partnership, the General Partner and/or the administrator of the Partnership includes e-mail delivery as well as electronically making available to the Partner Account Communications on the Partnership’s, the Investment Advisor’s, the General Partner’s or the administrator’s Internet site, if applicable. It is the Partner’s affirmative obligation to notify the General Partner in writing if its e-mail address changes. The Partner agrees that the Partnership, the General Partner, the Investment Advisor and the administrator of the Partnership will not be liable for any interception of Account Communications.
(xx)    The Partner agrees that the foregoing representations and warranties shall be deemed to be reaffirmed by the Partner at any time the Partner purchases or otherwise acquires additional Interests in the Partnership and such purchase or acquisition shall be evidence of such reaffirmation. In addition, if any of the foregoing representations or warranties ceases to be true, the Partner shall promptly notify the General Partner in writing of the facts pertaining to such changed circumstances and provide the General Partner with such further information as the General Partner may reasonably require.
Article VI

TERMINATION AND LIQUIDATION
Section 6.1Termination
(a)Term. The term of the Partnership began on the date the Partnership was registered pursuant to the ELP Law, and shall continue until terminated in accordance with this Agreement.
(b)Termination. The business of the Partnership shall be required to be terminated and the Partnership and its affairs shall be wound up and subsequently dissolved up upon the first to occur of any of the following events (each, a “Termination Event”):
(i)a determination by the General Partner that the Partnership should be wound up and subsequently dissolved, unless within 90 days after the date of such election all of the Limited Partners agree in writing to continue the business of the Partnership;
(ii)at any time there are no Limited Partners, unless the business of the Partnership is continued in accordance with the ELP Law;
(iii)the occurrence of any event that results in the General Partner ceasing to be the general partner of the Partnership under the ELP Law, provided that the Partnership shall not be required to be wound up in connection with any such event if (A) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (B) within 90 days after the occurrence of such event, all of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership; and
(iv)an order or direction of a court of competent jurisdiction.
Upon a determination to wind up and dissolve the Partnership, withdrawal requests and distributions in respect of pending withdrawals may not be made.
(c)Certain Events Do Not Cause Termination. Except as provided in the ELP Law, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of or other change in the ownership or nature of a Partner, the admission to the Partnership of a new General Partner or Limited Partner, the withdrawal of a Partner from the Partnership, or the transfer by a Partner of its Interest to a third party does not cause the Partnership to terminate.
(d)No Right to Seek Termination. The parties agree that irreparable damage would be done to the goodwill and reputation of the Partners if any Limited Partner should bring an action in court to terminate the Partnership. Care has been taken in this Agreement to provide for fair and just payment in liquidation of the Interests of all Partners. Accordingly, each Limited Partner hereby waives and renounces its right to such a court decree of termination or to seek the appointment by the court of a liquidator for the Partnership except as provided herein.
Section 6.2Liquidation of Assets.
(a)Prompt Liquidation. Upon the occurrence of a Termination Event, the General Partner shall promptly liquidate the business and administrative affairs of the Partnership, except that if the General Partner is unable to perform this function, a liquidator elected by Limited Partners whose Percentages represent more than 50% of the aggregate Percentages of all Limited Partners shall liquidate the business and administrative affairs of the Partnership.
(b)Priority of Distributions. Net Profit and Net Loss attributable to a Capital Account during the Fiscal Periods that include the period of liquidation are allocated pursuant to Article III. The proceeds from liquidation are divided in the following manner, subject to the ELP Law:
(i)the debts, liabilities and obligations of the Partnership, other than debts to the Partners as Partners, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith and any expenses in connection with the remuneration of the liquidator), up to and including the date that distribution of the Assets to the Partners has been completed, are first satisfied (whether by payment or the making of reasonable provision for payment thereof);
(ii)such debts as are owing to the Partners as Partners are next paid; and
(iii)the Partners are next paid liquidating distributions (in cash, Securities, or other assets, whether or not readily marketable) pro rata in accordance with, and up to the positive balances of their respective Capital Accounts, as adjusted pursuant to Article III to reflect allocations for the Fiscal Period ending on the date of the distributions under this Section 6.2(b)(iii).
(c)Form of Distributions. Notwithstanding anything in this Section 6.2 to the contrary and subject to the priorities set forth in the ELP Law, the General Partner, liquidator or the trustee, as the case may be, may distribute ratably in-kind rather than in cash, upon termination, any Assets; provided, however, that if any in-kind distribution is to be made (i) the Assets distributed in kind must be valued pursuant to Section 7.2 as of the actual date of their distribution, and charged as so valued and distributed against amounts to be paid under Section 6.2(b) above, and (ii) any gain or loss (as computed for book purposes) attributable to property distributed in-kind must be included in the Net Profit or Net Loss attributable to the Capital Account of the Partner to whom the in-kind distribution is made for the Fiscal Period ending on the date of such distribution.
(d)Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the Assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to seek to minimize potential losses upon such liquidation. The provisions of this Agreement, including the provisions relating to the payment of the Management Fee and the Performance Allocation shall remain in full force and effect during the period of winding up and until the filing of a notice pursuant to Section 6.2(e). The Partners intend that, to the maximum extent possible, the Partnership shall comply with the rules of Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (3) relating to the liquidation of the Partnership.

(e)Notice of Dissolution. The General Partner shall file a notice of dissolution (as well as any and all other documents required to effect the dissolution and termination of the Partnership) with the Registrar of Exempted Limited Partnerships in the Cayman Islands following the completion of the winding-up of the Partnership or otherwise as in accordance with the ELP Law.
Article VII

ACCOUNTING AND VALUATIONS; BOOKS AND RECORDS
Section 7.1Accounting and Reports.
(a)Accounting Method. The Partnership may adopt for tax accounting purposes any accounting method that the General Partner decides in its reasonable discretion is in the best interests of the Partnership and that is permissible for U.S. federal income tax purposes and that does not prejudice any other Partner. The General Partner will promptly notify each Limited Partner in writing of any change.
(b)Financial Statements. As soon as practicable after the end of each Fiscal Year, the General Partner shall cause an audit of the financial statements of the Partnership in accordance with U.S. generally accepted accounting principles as of the end of each such Fiscal Year to be made by a firm of certified public accountants selected by the General Partner, which is reasonably acceptable to the Limited Partners; and as soon as is practicable thereafter, a copy of a set of financial statements prepared on a basis that uses United States generally accepted accounting principles as a guideline (with such adjustments thereto as the General Partner determines appropriate), including the report of such certified public accountants, is furnished to each Partner. For purposes of this Section 7.1(b), the accounting firm of Ernst & Young, LLP shall be deemed acceptable to the Limited Partners.
(c)Interim Reports. Promptly after each calendar month end, the General Partner shall arrange for the preparation and delivery to each Partner of an interim statement of its respective Capital Account valued as set forth in Section 7.2, including, but not limited to, balance sheet, income statement, trial balance and detailed holdings report of a Partner’s Capital Account, and other information that the Partner may reasonably request.
(d)Tax Information. As soon as practicable after the end of each taxable year, the General Partner shall furnish to each Partner such information as may be required to enable each Partner to properly report for United States federal, state and local income tax purposes, as applicable, such Partner’s distributive share of each Partnership item of income, gain, loss, deduction or credit for such year.
(e)Management Fee and Performance Allocation Statement. The General Partner shall arrange for the preparation and delivery to each Partner a statement setting forth the computation of (i) the Management Fee within 10 Business Days following the beginning of each month and (ii) Performance Allocation within 30 days after the close of each Performance Period.
(f)Certain Regulatory Matters. The General Partner will, and will cause the Investment Advisor to, use commercially reasonable efforts to assist Greenlight Re and GRIL in any required internal control or compliance matters applicable to Greenlight Re and GRIL and related to the Partnership, including preparing any internal control reviews that are reasonably deemed necessary by Greenlight Re and GRIL. The General Partner acknowledges that (i) Greenlight Re is subject to the reporting requirements of, among others, the Exchange Act, the listing requirements of the Nasdaq Stock Market and the regulatory and information requirements of the Cayman Islands Monetary Authority and A.M Best & Co., and (ii) GRIL is subject to the regulatory and information requirements of the Insurance Supervision Department of the Irish Financial Regulator and A.M. Best & Co. Furthermore, the General Partner will use commercially reasonable efforts to give access to the Partnership’s books and records related to GRIL in case requested by the Insurance Supervision Department of the Irish Financial Regulator.
(g)Certain Certifications. Within 30 days after receiving a written request for such certification from a Limited Partner, which shall not be requested more than once during any quarter, the General Partner shall deliver to the Limited Partners a written certification that the General Partner and the Investment Advisor have complied in all material respects with (i) the Guidelines, and (ii) all laws, rules and regulations applicable to the Partnership, the General Partner and the Investment Advisor, with each such written certification being subject to the confidentiality provisions set forth in this Agreement.
(h)Cause Notifications. In the event that an officer of the General Partner learns that either Greenlight Re Cause or GRIL Cause exists, the General Partner shall promptly, and in any event within three Business Days, notify Greenlight Re or GRIL, as the case may be, that either Greenlight Re Cause or GRIL Cause, as the case may be, exists.
Section 7.2Valuation of Partnership Assets and Interests.
(a)Valuation Generally. The General Partner shall value or have valued the Securities and other Assets of the Partnership as of the close of business on the last day of each Fiscal Period and on any other date selected by the General Partner. In addition, in good faith, the General Partner shall value Securities that are being distributed in kind as of their date of distribution in accordance with Section 6.2(c). In determining the value of the Assets, no value is placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership’s accounting records, but there must be taken into consideration any related items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities pursuant to agreements entered into on or prior to such valuation date. Valuation of Securities made pursuant to this Section 7.2 must be based on all relevant factors and is expected to comply generally with the following guidelines:
(b)Fair Value. Investments in Securities and Securities sold short are measured at their fair value on the date of determination. Fair value shall be determined in accordance with Accounting Standards Codification 820 “Fair Value Measurements”.
(c)Valuation Methodology. In general, specific financial instruments and other Assets of the Partnership are valued as follows:
(i)Exchange Traded Securities. The market value of each Security listed or traded on any recognized national securities exchange (including equities and exchange traded derivatives) shall be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such Security is traded. If no such sale of such Security was reported on that date, the market value is the last reported bid price (in the case of Securities held long), or last reported ask price (in the case of Securities sold short).
(ii)Dividends. Dividends declared but not yet received, and rights in respect of Securities that are quoted ex-dividend or ex-rights, shall be recorded at the fair value thereof, as determined by the General Partner, which may (but need not) be the value so determined on the day such Securities are first quoted ex-dividend or ex-rights.
(iii)Options. Listed options, or over-the-counter options for which representative brokers’ quotations shall be available, are valued in the same manner as listed or over-the-counter Securities as hereinabove provided.
(d)Other Assets. The fair value of any Assets not referred to in paragraph (c)(i) (or the valuation of any Assets referred to therein in the event that the General Partner determines in its reasonable discretion that market prices or quotations do not fairly represent the value of particular Assets) shall be determined by or at the direction of the General Partner; but may be audited by Greenlight Re, GRIL or any of their representatives or agents, at Greenlight Re’s or GRIL’s cost and expense, as applicable, at any time upon reasonable notice. In these circumstances, the General Partner will attempt to use consistent and fair valuation criteria and may (but is not required to) obtain independent appraisals, which shall be considered an expense under Section 4.3.
(e)U.S. Dollars. Except as otherwise reasonably determined by or at the direction of the General Partner, investment and trading transactions shall be accounted for on the trade date. Accounts shall be maintained in U.S. dollars and except as otherwise determined by or at the direction of the General Partner: (i) Assets and liabilities denominated in currencies other than U.S. dollars shall be translated into U.S. dollar amounts at the rates of exchange in effect at the close of the relevant Fiscal Period (and exchange adjustments shall be recorded in the results of operations); and (ii) investment and trading transactions and income and expenses shall be translated into U.S. dollar amounts at the rates of exchange in effect at the time of each transaction.
(f)Valuations Binding. The value of each Security and other Asset and the net worth of the Partnership as a whole determined pursuant to this Section 7.2 shall be, in the absence of bad faith or manifest error and/or subject to any audit verification, conclusive and binding on all of the Partners and all parties claiming through or under them.
(g)Valuation Committee. In the event the Partnership has an investment, Security or position that cannot readily be valued using the methodology set forth in this Section 7.2, a valuation committee affiliated with the General Partner will meet as needed to discuss and determine the value of such investment, Security or position.
Section 7.3 Determinations by the General Partner.
(a)General Partner Determinations Binding. All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Section 3.4 through Section 3.13 hereof, including any taxes thereon and accounting procedures applicable thereto, are and will be determined by the General Partner in good faith unless specifically and expressly otherwise provided for by the provisions of this Agreement, and such determinations and allocations are final and binding on all the Partners.
(b)General Partner Adjustments. The General Partner may make such adjustments to the computation of any of the memorandum accounts maintained pursuant to this Agreement or any component items comprising any of the foregoing as it considers reasonably appropriate to reflect the financial results of the Partnership and the intended allocation thereof among the Partners in a reasonably accurate, fair and efficient manner.
Section 7.4Books and Records; Register.

(a)General. The General Partner shall maintain (or arrange for the maintenance) and keep (or cause to be kept) books and records of the Partnership showing all Assets and liabilities, receipts and disbursements, gains and losses, and all transactions entered into by the Partnership. Such books and records of the Partnership shall be kept, in accordance with the ELP Law, at the Partnership’s office or at the office of an agent of the Partnership. The General Partner shall cause to be maintained at the principal office of the Partnership, or at such other place as the ELP Law may permit, a register of limited partnership interests which shall include such information as may be required by the ELP Law (the “Register”). The Register shall not be part of this Agreement. The General Partner shall, from time to time, update the Register as required by the ELP Law to accurately reflect the information therein and no action of any Limited Partner shall be required to amend or update the Register. The Limited Partners shall have the right to inspect the Register. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register, including making the Register available at the registered office to satisfy any order or notice pursuant to the Tax Information Authority Law (as amended) without any need to obtain the consent of any other Partner
(b)Retention of Books and Records. The General Partner shall retain, or arrange for the retention, for a period of at least six years, copies of any documents it deems pertinent generated or received by the General Partner in the ordinary course of business pertaining to the Partnership or to the compensation allocable to the General Partner or payable to the Investment Advisor. The General Partner shall afford to Greenlight Re’s or GRIL’s independent auditors reasonable access to such documents during customary business hours and shall permit Greenlight Re’s and/or GRIL’s auditors to make copies thereof or extracts therefrom at the expense of Greenlight Re or GRIL, as the case may be.
Section 7.5Greenlight Re or GRIL Board Meeting. At the request of Greenlight Re or GRIL, as applicable, and subject to reasonable prior notice, the General Partner shall endeavor to make one of the General Partner’s or the Investment Advisor’s representatives available to attend the meetings of such party’s Board, or meetings with such party’s management (in either case in person or telephonically) to report on the Partnership’s activities and on other matters pertaining to the Partnership.
Article VIII

GENERAL PROVISIONS
Section 8.1Amendment of Agreement. This Agreement may be amended, in whole or in part, with the written consent of all of the Partners; provided, that any amendment relating to Greenlight Capital Re shall also require the consent of Greenlight Capital Re, and any amendment relating to the Investment Advisor shall also require the consent of the Investment Advisor.
Section 8.2Special Power of Attorney.
(a)Power of Attorney. Each Partner hereby irrevocably makes, constitutes and appoints the General Partner (and each of its successors and permitted assigns), with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Partner with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file or publish:
(i)an amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1); and

(ii)all such other instruments, documents and certificates which, in the opinion of legal counsel to the Partnership, may from time to time be required by the laws of the Cayman Islands or any other jurisdiction in which the Partnership determines to do business, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership as a limited partnership or to effect the dissolution or termination of the Partnership.
(b)Certain Acknowledgments. Each Limited Partner is aware that the terms of this Agreement permit certain actions to be taken or omitted by or with respect to the Partnership without such Limited Partner’s consent. If any action by or with respect to the Partnership is taken by the General Partner in the manner contemplated by this Agreement, each Limited Partner agrees that, notwithstanding any objection which such Limited Partner may assert with respect to such action, the General Partner in its sole discretion is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such action lawfully taken or omitted. Each Partner is fully aware that each other Partner relies on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Partnership. This power-of-attorney is a special power-of-attorney and is intended to secure a proprietary interest and as such:
(i)is irrevocable and continues in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Partnership or the General Partner has had notice thereof; and
(ii)survives the delivery of an assignment by a Limited Partner of the whole or any portion of its Interest, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, this power-of-attorney given by the assignor survives the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.
The power of attorney granted hereby is intended to secure a proprietary interest of the General Partner and the performance of the obligations of each relevant Limited Partner under this Agreement, and shall be irrevocable.
Section 8.3Notices. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by facsimile, sent by electronic mail, or delivered personally by hand or by an internationally recognized overnight courier addressed to the party to be notified at the address, facsimile number or e-mail address indicated for such party set forth below, or at such other address, facsimile number or e-mail address as such party may designate by ten days advance written notice to the other parties hereto. All such notices shall be effective upon receipt. Unless otherwise provided in writing to the other parties, all notices shall be sent to the following addresses, facsimile numbers or e-mail addresses:
If to the General Partner:
DME Advisors II, LLC
140 East 45th Street, 24th Floor
New York, NY 10017
Attention: Daniel Roitman
Facsimile No.: 212-973-9219
E-Mail: droitman@greenlightcapital.com

With a copy to (which shall not constitute notice):
DME Advisors II, LLC
140 East 45th Street, 24th Floor
New York, NY 10017
Attention: Barrett C. Brown
Facsimile No.: 212-973-9219
E-Mail: BBrown@greenlightcapital.com
If to Greenlight Re or to Greenlight Capital Re:
Greenlight Reinsurance, Ltd.
65 Market Street, Suite 1207
Camana Bay
P.O. Box 31110
Grand Cayman, KY 1-1205
Cayman Islands
Attention: Neil Greenspan
Facsimile No.: 345-745-4576
E-Mail: NGreenspan@greenlightre.ky
With a copy to (which shall not constitute notice):
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention: Kerry E. Berchem, Esq.
Facsimile No.: 212-872-1002
E-Mail: kberchem@akingump.com
If to GRIL:
Greenlight Reinsurance Ireland, Designated Activity Company
Ground Floor, La Touche House
IFSC
Dublin 1, Ireland
Attention: Eamon Brady
Email: Eamon@greenlightre.ie

With a copy to (which shall not constitute notice):
Greenlight Reinsurance Ireland, Designated Activity Company
c/o 65 Market Street, Suite 1207
Camana Bay
P.O. Box 31110
Grand Cayman, KY 1-1205
Cayman Islands
Attention: Neil Greenspan
Facsimile: 345-745-4576
Email: NGreenspan@greenlightre.ky
Section 8.4Agreement Binding Upon Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns as set forth in Section 5.3 and Section 5.4 hereof, but the rights and obligations of the Partners hereunder are not assignable, transferable or delegable except as provided herein, and any attempted assignment, transfer or delegation thereof which is not made pursuant to the terms hereof is void. The obligations and covenants of the Limited Partners set forth in Section 4.6 shall survive the transfer or withdrawal by any Partner of the whole or any portion of its Interest, the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of any Partner and the winding up and dissolution of the Partnership.
Section 8.5Governing Law; Jurisdiction.
(a)Governing Law. The Agreement and the rights of the Partners hereunder are governed by and construed in accordance with the laws of the Cayman Islands, without regard to the conflict of laws rules thereof.
(b)Jurisdiction. Each party hereto submits to the jurisdiction of any state or federal court sitting in New York, New York in any action arising out of or relating to this Agreement and agrees that all claims in respect of any such action may be heard and determined in any such court. Each party hereto agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.
Section 8.6Not for Benefit of Third Parties. Except as expressly provided in this Agreement with respect to a Covered Person, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended from time to time) to enforce any term of this Agreement. Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.
Section 8.7Consents. Any and all consents, agreements or approvals provided for or permitted by this Agreement must be in writing and a signed copy thereof must be filed and kept with the books of the Partnership.
Section 8.8Miscellaneous.

(a)Captions. The captions and titles preceding the text of each section hereof shall be disregarded in the construction of this Agreement.
(b)Counterparts. This Agreement may be executed in counterparts, each of which is deemed to be an original hereof.
(c)Ambiguities. The Partners and the other parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the Partners and the other parties hereto intend that this Agreement be construed as if drafted jointly by the Partners and that no presumption or burden of proof arise favoring or disfavoring any Partner by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law is deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means including without limitation. The word “or” is not exclusive. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.
(d)Representations and Warranties. The Partners and the other parties hereto intend that each representation, warranty, and covenant contained herein has independent significance. If any Partner or other party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that such Partner or such other party hereto has not breached does not detract from or mitigate the fact that such Partner or such other party hereto is in breach of the first representation, warranty, or covenant.
(e)Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.
(f)Specific Performance. Each party hereto hereby agrees that the other would be damaged irreparably if any provision of this Agreement were not performed in accordance with the specific terms or were otherwise breached and each party hereto agrees that any party shall be entitled to seek equitable relief, including, without limitation, any injunction or injunctions, to prevent breaches or threatened breaches of this Agreement by the other parties or any of their representatives and to specifically enforce the terms and provisions of this Agreement.
Section 8.9Entire Agreement. This Agreement, together with the Investment Advisory Agreement and the Confidentiality Agreement contains and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and, as of the Commencement Date, supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and each of the parties hereto agrees that, as of the Commencement Date, each and every such prior agreement is terminated and replaced in its entirety by the rights created by this Agreement, the Investment Advisory Agreement and the Confidentiality Agreement.
[SIGNATURE PAGE FOLLOWS]

In witness whereof, the parties hereto have executed this Agreement as a deed on the day and year first-above written.
Executed as a deed by
GENERAL PARTNER:
DME ADVISORS II, LLC
By:__________________________________________
Name: David Einhorn
Title: Senior Manager
In the presence of:
_____________________________________________
Name
Executed as a deed by
LIMITED PARTNERS:
GREENLIGHT REINSURANCE, LTD.
By:____________________________________________
Name: Neil Greenspan
Title: Chief Financial Officer
In the presence of:

_______________________________________________
Name: Faramarz Romer
GREENLIGHT REINSURANCE IRELAND,
DESIGNATED ACTIVITY COMPANY
By:____________________________________________
Name: Patrick O’Brien
Title: Chief Executive Officer
In the presence of:

_______________________________________________
Name: Eamon Brady
GREENLIGHT CAPITAL RE, LTD.
solely for purposes of Sections 4.4(b), 5.1(a)(ii) and 8.1

By:_________________________________
Name: Neil Greenspan
Title: Chief Financial Officer
In the presence of:
_______________________________________________
Faramarz Romer

Exhibit 4.1(c)-1
to
Limited Partnership Agreement
Greenlight Re Guidelines
●Composition of Investments: At least 80% of the assets in its Investment Portfolio (as defined in the Limited Partnership Agreement) will be held in debt or equity securities (including swaps) of publicly traded companies (or their subsidiaries) and governments of the Organization of Economic Co-operation and Development high income countries, cash, cash equivalents and gold. No more than 10% of Greenlight Re Surplus (as defined in the Limited Partnership Agreement) will be held in private equity securities.
●Concentration of Investments: Other than cash, cash equivalents and United States government obligations and gold, no single investment in its Investment Portfolio will constitute more than 10% of Greenlight Re Surplus.
●Liquidity: Assets will be invested in such fashion that Greenlight Re has a reasonable expectation that it can meet any of its liabilities as they become due. Greenlight Re will review with the Investment Advisor the liquidity of the portfolio on a periodic basis.
●Monitoring: Greenlight Re will require the Investment Advisor to re-evaluate each position in its Investment Portfolio and to monitor changes in intrinsic value and trading value and provide monthly reports on its Investment Portfolio to Greenlight Re as Greenlight Re may reasonably determine.
●Leverage: No new investments to increase net long exposure shall be made when Greenlight Re’s pro rata share of Assets (excluding cash equivalents) exceed its Investment Portfolio. In any event, Greenlight Re’s pro rata share of Assets (excluding cash equivalents) may not exceed 110% of its Investment Portfolio.
●Currency hedging activities are excluded from leverage calculations: In addition to currency hedging, where the Investment Advisor enters into a secondary investment with the primary purpose of reducing the risk of another existing investment then the investment advisor may exclude the secondary investment from the calculation of leverage provided that the Investment Advisor receives approval from Greenlight Re’s Chief Financial Officer. Such authority is limited such that no more than 10% of gross exposure may be excluded from leverage calculations and may be netted from the primary investment for concentration limits.
E-1

Exhibit 4.1(c)-2
to
Limited Partnership Agreement
GRIL Guidelines
●Composition of Investments: At least 80% of the assets in its Investment Portfolio (as defined in the Limited Partnership Agreement) will be held in debt or equity securities (including swaps) of publicly traded companies (or their subsidiaries) and governments of the Organization of Economic Co-operation and Development high income countries, cash, cash equivalents and gold. No more than 10% of GRIL Surplus (as defined in the Limited Partnership Agreement) will be held in private equity securities.
●Concentration of Investments: Other than cash or cash equivalents and United States government obligations, (1) no single investment in its Investment Portfolio will constitute more than 10.0% of GRIL Surplus, (2) the 10 largest investments shall not constitute greater than 50% of GRIL Surplus, and (3) its Investment Portfolio shall at all times be comprised of a minimum of 50 debt or equity securities of publicly traded companies (or their subsidiaries).
●Liquidity: Assets will be invested in such fashion that GRIL has a reasonable expectation that it can meet any of its liabilities as they become due. GRIL will review with the Investment Advisor the liquidity of the portfolio on a periodic basis.
●Monitoring: GRIL will require the Investment Advisor to re-evaluate each position in its Investment Portfolio and to monitor changes in intrinsic value and trading value and provide monthly reports on its Investment Portfolio to GRIL as GRIL may reasonably determine.
●Credit default swaps: The sale of credit default swaps is prohibited.
●Leverage: No new investments to increase net long exposure shall be made when GRIL’s pro rata share of Assets (excluding cash equivalents) exceed its Investment Portfolio. In any event, GRIL’s pro rata share of Assets (excluding cash equivalents) may not exceed 110% of its Investment Portfolio.
●Currency hedging activities are excluded from leverage calculations: Where the investment advisor enters into a currency hedge for non-U.S. dollar denominated securities, the currency hedges are excluded from leverage calculations.
●Other hedging activities may be excluded from leverage calculations: Where the Investment Advisor enters into a secondary investment with the primary purpose of reducing the risk of another existing investment then the investment advisor may exclude the secondary investment from the calculation of leverage provided that the Investment Advisor receives approval from GRIL’s Chief Financial Officer. Such authority is limited such that no more than 10% of gross exposure may be excluded from leverage calculations and may be netted from the primary investment for concentration limits.

S-1

Schedule 4.8(d)
to
Limited Partnership Agreement
Authorized Persons

Neil Greenspan
Faramarz Romer
S-1